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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 [Amendment No. 2]

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Filed by Registrant [ x ]      Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[ x ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to ss.240.14a-12

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                             BASE TEN SYSTEMS, INC.
(Name of Registrant as Specified in its Charter and Name of Person Filing Proxy
                                   Statement)

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Payment of Filing Fee (Check the appropriate box):

[   ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth amount on which filing fee is calculated and state how it was determined:
         4) Proposed maximum aggregate value of transaction:
         5) Total  fee paid:
[ x ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
         2) Form Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 13E-3

 Rule 13E-3 Transaction Statement under Section 13(e) of the Securities Exchange
                          Act of 1934 [Amendment No. 2]



                             BASE TEN SYSTEMS, INC.
            (Name of the Issuer and Name of Person Filing Statement)

                      Class A Common Stock, par value $5.00
                         (Title of Class of Securities)
                                    069779304
                                 (CUSIP Number)

                      Class B Common Stock, par value $5.00
                         (Title of Class of Securities)
                                    069779403
                                 (CUSIP Number)

                                Kenneth W. Riley
 Base Ten Systems, Inc., 535 East County Line Road, Suite 16, Lakewood, NJ 08701
                                 (732) 370-6895)
       (Name, Address and Telephone Number of Person Authorized to Receive
      Notices and Communications on Behalf of the Person Filing Statement)

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This Statement is filed in connection with (check the appropriate box):
a. [ x ] The filing of solicitation materials or an information statement subject to Regulation 14A (ss.ss.240.14a-1 through 240.14b-2), Regulation 14C (ss.ss.240.14c-1 through 240.14c-101) or Rule 13e-3(c) (ss.240.13e-3(c)) under the Securities Exchange Act of 1934 (the "Act")
b. [   ]  The filing of a registration statement under the Securities Act of
          1933
c. [   ]  A tender offer
d. [   ]  None of the above

Check the following box if the soliciting materials or information statement referred to above are preliminary copies: [x]
Check the following box if the filing is a final amendment reporting the results of the transaction: [ ]

                            Calculation of Filing Fee
                            -------------------------


                   Transaction valuation           Amount of filing fee
                   ---------------------           --------------------
              $40,000, based on estimated market
               price of shares to be repurchased         $200.00


[x]  Check the box if any part of the fee is offset as  provided byss.240.0-1(a)
     (2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statemen number, or the Form or Schedule and the date of its filing. Amount Previously Paid: $519.08; Form Schedule or Registration Statement
     No.: 14A.  Filing Party:  Issuer;  Date Filed:  2/05/02.

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                             BASE TEN SYSTEMS, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholders:

         You are cordially invited to attend a special meeting of our shareholders to vote on proposals to approve the sale of our clinical trials software business, our merger with ConvergenceHealth.com ("Convergence") and related transactions, including a 1-for-1,000 reverse split of our common stock and repurchase of fractional shares (the "Share Combination"). The Share Combination will reduce our shareholder base enough to terminate our reporting obligations as a publicly held small business company. This will save administrative costs but could adversely affect our remaining shareholders by eliminating any public market for our common stock. The accompanying proxy statement describes the proposals and the reasons for their recommendation by our board of directors. It also provides information about the reconstitution of our board of directors upon consummation of the merger.

                                 Special Meeting

Date:    _______, 2002                 Place:   Pitney, Hardin, Kipp & Szuch LLP
Time:    9:00 a.m.                              200 Campus Drive,
                                                Morristown, New Jersey


                            Proposals to be Voted On

Item 1.  Sale of Clinical Trials Software Business
Item 2.  Merger with Convergence
Item 3.  Share Combination
Item 4.  Nevada Reincorporation and Name Change
Item 5.  2002 Stock Option Plan
Item 6.  Any other matters properly before the meeting

By order of the Board of Directors
                                                         Kenneth W. Riley,
_________, 2002                                          Chief Financial Officer


                          Contents of Proxy Statement

   Item                                                                 Page
   ----                                                                 ----
   General Information About Voting .................................     1
   Background .......................................................     2
   Proposal 1 - Sale of Clinical Software Business ..................     4
   Proposal 2 - Merger with Convergence .............................     6
   Proposal 3 - Share Combination ...................................    16
   Proposal 4 - Nevada Reincorporation and Name Change ..............    18
   Proposal 5 - 2002 Stock Option Plan ..............................    20
   Directors and Officers ...........................................    22
   Principal Shareholders ...........................................    24
   Certain Transactions .............................................    24
   Business of Convergence ..........................................    25
   Additional Information ...........................................    30
   Incorporation of Documents by Reference ..........................    30



 THESE TRANSACTIONS HAVE NOT BEEN APPROVED OR DISAPPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSSED UPON THEIR FAIRNESS OR
    MERITS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN
     THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNNLAWFUL.

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                             BASE TEN SYSTEMS, INC.
PRELIMINARY COPY


                                 PROXY STATEMENT

                        GENERAL INFORMATION ABOUT VOTING

         This proxy statement was prepared by management of Base Ten Systems, Inc. ("Base Ten") to solicit votes on five proposals to be brought before a special meeting of our shareholders (the "Proposals"). It was first mailed to shareholders on ___________, 2002. Your vote at the special meeting is important to us. Please vote your shares of common stock by completing the accompanying proxy card and returning it in the enclosed envelope. Upon request, additional copies of the proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names. Information about voting on the matters addressed in this proxy statement is provided in the following question and answer format.

Who can vote? You can vote your shares of common stock if our records show that you owned your shares on the record date of __________, 2002. On that date, there were 5,338,812 shares of Class A common stock and 12,667 shares of Class B common stock outstanding. Each share of either class gets one vote.

How do I vote by proxy? The enclosed proxy card has instructions for voting on the Proposals. After marking your votes, please sign and date the proxy card. Use the enclosed envelope for sending it back to us.

What if other matters come up at the meeting? The Proposals described in this proxy statement are the only matters we know will be voted at the meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

How will my card be counted? The proxyholders named on the proxy card will vote your shares as instructed on the card. If you do not indicate your vote on a Proposal, the proxyholders will vote in favor of the Proposal. Each Proposal requires affirmative votes from holders of two-thirds of the shares outstanding on the record date.

Can I change my vote after I mail my proxy card? You can change your vote any time before the meeting by returning a new proxy card. We will honor the card with the latest date. You can also revoke previously mailed proxy card by giving notice of your revocation to the Company's secretary. Our address is Base Ten Systems, Inc., 535 East County Line Road, Suite 16, Lakewood, New Jersey 08701.

Can I vote in person rather than by proxy? You can attend the special meeting and vote your shares in person. We encourage you nevertheless to complete and sign a proxy card to ensure your vote is counted.

How are votes counted? We will hold the special meeting on the scheduled date as long as holders of a majority of the shares entitled to vote return signed proxy cards or attend the meeting. We will count your shares toward this quorum requirement as long as we receive your signed proxy card, even if you vote to abstain on all Proposals or fail to vote.

What do I do if my broker holds my shares? If your shares are held in "street name" by a broker, bank or other nominee, they should give you instructions for voting the shares. Usually, they will vote the shares on your behalf and at your direction.

What happens if my broker doesn't vote my shares? Your broker or other nominee may refrain from voting your shares held in its street name if you do not tell the nominee how to vote those shares. In that case, they will be treated as broker nonvotes. Any broker nonvotes will count for the quorum requirement but not for approval of any Proposal.

Who pays the expenses for this proxy solicitation? We do. If our employees contact shareholders, they will not receive any extra compensation.

Do references to shares reflect the Share Combination? No. References to shares eligible to vote reflect the shares currently outstanding.

                           Background of the Proposals

Contraction of Business

         In the last several years, we have incurred substantial losses in developing new software applications for the pharmaceutical and medical device markets. After selling our defense related government technology division ("GTD") business in 1997, we focused on development of manufacturing execution systems ("MES") for pharmaceutical markets, designed to address increasing cost containment and compliance pressures in that sector. We later identified the clinical trials market as an additional opportunity to apply our core technology, ultimately developing clinical trials management software ("Clinical Software") designed to support supplies management and compliance with traceability requirements. To complement our Clinical Software offerings, we acquired from Almedica International, Inc. ("Almedica") two software suites designed to assist in managing supplies for clinical trials. The acquisition was completed in June 1999 in exchange for 790,000 shares of our common stock.

         Despite the perceived potential of our MES offerings, we encountered unanticipated difficulties integrating our software with the wide variety of legacy computer systems deployed in pharmaceutical manufacturing facilities. Our inability to overcome these obstacles led to our sale of the assets associated with our MES business to ABB Automation Inc. ("ABB") in October 2000.

         The contraction of our business was reflected in declining market prices for our common stock. Despite our completion of a 1-for-5 reverse split of our Class A common stock in an effort to regain compliance with the Nasdaq's $1.00 minimum bid price requirement for continuing SmallCap Market listing, we were delisted in December 2000 when that effort proved unsuccessful. Since that time, trading in our common stock has been limited to the OTC Bulletin Board.

         We also encountered various technological and marketing difficulties in the introduction of our Clinical Software offerings, including the products acquired from Almedica. Neither the internally developed nor acquired offerings generated adequate sales to cover associated development and marketing expenses. This contributed to our operating losses aggregating $48.5 million from 1998 through 2000. We anticipate that the Clinical Software business, if retained, would continue to operate at a loss.

         After selling our MES business in October 2000, we announced a decision by our board of directors (the "Board") to discontinue our Clinical Software operations and pursue revenue generating or strategic opportunities in sectors requiring less capital resources, technological development and time to market uncertainties (the "Business Redirection"). We also announced a reconstitution of our Board and changes in our senior management to implement the turnaround strategy. See "Directors and Officers."

Sale of Clinical Software Business

         In March 2001, we entered into a Limited Liability Company Agreement (the "LLC Agreement") with Almedica and Almedica Advanced Technology, LLC ("Almedica LLC") for the sale and deployment of the assets associated with our Clinical Software. The terms of the LLC Agreement and the reasons for its authorization and recommendation by our Board are summarized below. See "Proposal 1 - Sale of Clinical Software Business." To avoid the costs of multiple shareholder solicitations during the pendency of our Business Redirection, we elected to defer shareholder meetings for an annual election of directors in 2001 and approval of the transactions contemplated by the LLC Agreement. Almedica agreed to defer the closing under the LLC Agreement to enable us to consolidate all five Proposals in a single solicitation. To accommodate the development schedule for our Clinical Software pending the closing under our LLC Agreement, we granted Almedica LLC a license for that purpose in December 2001 (the "Almedica License").

Business Redirection

         Beginning in November 2000, we concentrated on identifying opportunities for a business combination meeting the criteria for the Business Redirection. We ultimately focused these efforts on exploring and structuring a potential business combination with ConvergenceHealth.com ("Convergence"), a privately held Nevada corporation that has developed interactive web-based resources called the Personal Health Application ("PHA") designed to assist people make healthy lifestyle decisions informed by exposure to alternative and preventative as well as traditional healthcare options. Although Convergence has generated only marginal revenues and has incurred substantial losses to date, its initial PHA offering promises to address major priorities of corporate sponsors by encouraging employees participating in their health plans to adopt wellness lifestyles that can increase productivity and reduce healthcare costs.

Proposed Merger with Convergence

         On January 18, 2002, we entered into an Agreement and Plan of Merger (as subsequently amended, the "Merger Agreement") with Convergence and Newco B10, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"). If the merger with Convergence (the "Merger") and other initiatives contemplated by the Merger Agreement are approved by the parties' shareholders and other closing conditions are satisfied, the Merger Sub will merge into Convergence, which will survive the Merger as a wholly owned subsidiary of Base Ten (the "Parent Company"). At the time of the Merger, the outstanding capital stock of Convergence will be converted into the right to receive Class A common stock of the Parent Company representing 75% of its outstanding common shares, and our existing shareholders will own 25% of the Parent Company's outstanding common stock.

         To reduce administrative costs following the Merger, the Merger Agreement provides for us to terminate our reporting obligations as a publicly held small business company by completing a 1-for-1,000 reverse split of our common stock and repurchasing fractional shares for cash based on market prices immediately prior to the Merger (the "Share Combination"). See "Proposal 3 - Share Combination." It also provides for our relocation to the corporate offices of Convergence in Nevada, our reincorporation in that State and a reduction of the superplurality voting threshold in our charter (the "Reincorporation"). As part of the Reincorporation, we will also change our corporate name to "Convergence Systems, Inc." both for corporate identity purposes and for compliance with the agreement covering the October 2000 sale of our MES assets to ABB. See "Proposal 4 - Nevada Reincorporation and Name Change."

         After entering into the Merger Agreement with Convergence, we purchased a total of 1 million shares of its preferred stock for $250,000 to provide it with working capital pending completion of the Merger (the "Convergence Series A-3 Preferred Stock Investment"). A portion of the Convergence Series A-3 Preferred Stock Investment is subject to limited put and call options if the Merger is not completed for specified reasons. If the Merger and Clinical Software sale are completed, our operations will be conducted solely through Convergence, and our remaining assets, consisting primarily of cash and cash equivalents of $627,000 at March 31, 2002, will be used to refine, market and deploy its PHA product offerings.

         Convergence has recognized accumulated losses of $4.5 million from inception in June 1999 through December 31, 2001and had negative cash flow of $2.2 million from operations for the year ended December 31, 2001 At December 31, 2001, Convergence had a working capital deficiency of $1.4 million and a shareholders' deficiency of $1.6 million. The independent auditors' report accompanying the financial statements of Convergence included at the end of this proxy statement has a qualification that the ability of Convergence to continue as a going concern is dependent on its ability to raise additional funds to implement its business plan. The report also cautions that the financial statements of Convergence do not include any adjustments that might be necessary if Convergence were unable to continue as a going concern.

         The business plan for Convergence contemplates substantial capital expenditures to fund its ongoing operations without any assurance of deriving revenues from operations. We anticipate that operating costs for Convergence will contribute to recurring losses at the rate of approximately $50,000 per month following the Merger. Our ability to achieve profitable operations through the Convergence subsidiary could be adversely affected by delays or inefficiencies in the development cycle, inadequate marketing resources, lack of sponsor or consumer acceptance of its products, competition and changing technology. See "Proposal 2 - Merger with Convergence -- Risk Factors."

Forward Looking Statements

         This proxy statement includes forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") relating to our business prospects, developments and anticipated operations from the Business Redirection. Actual performance, prospects, developments and results may differ materially from anticipated results due to economic conditions, unanticipated circumstances and other risks, including uncertain market acceptance and demand for our products or services, performance risks, competition, potential infringement of proprietary rights and uncertainties in the availability and cost of capital. Words like "anticipate," "expect," "intend," "plan" and similar expressions are intended to identify forward looking statements, all of which are subject to these risks and uncertainties. See "Risk Factors" for Proposal 1, Proposal 2 and Proposal 3.

                                  PROPOSAL 1
                       Sale of Clinical Software Business

Terms of the LLC Agreement

         Consideration. Subject to customary closing conditions, the LLC Agreement provides for us to receive $75,000 in cash for our Clinical Software business, plus a 20% interest in Almedica LLC.

         Board Nominees. Upon the closing under the LLC Agreement, we will be entitled to designate one nominee for appointment to the board of directors of Almedica LLC. Our designee will represent a minority of that board and will have no special leverage to influence its decisions.

         Accounting Treatment. When we originally acquired the Clinical Software products from Almedica, we recorded the assets and liabilities of the acquired operations based on the market value of the 790,000 shares of common stock we issued at that time. In October 2000, based on the decision by our Board to dispose of this business, we recorded a loss on the disposition of discontinued operations in the amount of $1.9 million. Following our sale of these operations, our balance sheet will reflect nominal value for our 20% interest in Almedica LLC.

         Tax Consequences. There will be no material tax consequences from the sale of our Clinical Software operations to Almedica LLC.

         Regulatory Approvals and Appraisals. No federal or state regulatory requirements or approvals will apply to the proposed sale. No report, opinion or appraisal materially relating to the proposed sale have been obtained or relied upon by us or the other parties to the LLC Agreement.

         Almedica License. The December 2001 agreement covering the Almedica License provides Almedica LLC with a ten-year worldwide license covering the Clinical Software. The Almedica License is exclusive for the first year and non-exclusive for the balance of the ten-year term. It provides for a royalty of $75,000 payable either upon the closing under the LLC Agreement or, if shareholder approval for the sale of our Clinical Software business is not obtained, in ten equal installments commencing in December 2002.

Reasons for the Proposed Sale

         Since our acquisition of two clinical trials software products from Almedica in June 1999, the acquired business has generated only marginal sales. We estimate that our efforts to commercialize the acquired software and our internally developed Clinical Software have resulted in losses of approximately $3 million.

         We have limited financial, technical or marketing resources available to develop a market for our Clinical Software products. In view of these limitations, we anticipate that our Clinical Software business, if operated internally, would continue to operate at a loss. Our Business Redirection calls for our pursuit of revenue generating or strategic opportunities requiring less capital resources, technological development and time to market uncertainties than our discontinued Clinical Software operations. We believe it would be impractical to continue devoting our limited resources to both the Clinical Software business and the Business Redirection.

Description of Almedica's Business

         Almedica provides clinical trials materials ("CTM") services for Phase I-IV clinical studies. These services are subject to regulation by the U.S. Food and Drug Administration ("FDA"). Almedica's CTM services include clinical trial protocol development, patient-specific labeling, randomization and packaging of clinical trial supplies to clients including pharmaceutical, biotechnology and contract research organizations. Almedica also handles storage, distribution and return of CTM supplies through distribution management and interactive voice response software. The principal executive offices of Almedica are located at 75 Commerce Drive, Allendale, New Jersey, and its telephone number is (201) 995-9440.

Risk Factors

         Almedica recently formed Almedica LLC for the purpose of this transaction. It has no operating history or current financing commitments from Almedica, Base Ten or any third party. If Almedica LLC is unable to successfully commercialize the acquired assets, our equity interest will have no value. Any future financing or acquisition transactions, even if adding to Almedica LLC's value, will dilute our equity interest. We did not retain a financial advisor to evaluate the fairness of this transaction to our shareholders from a financial point of view.

Prior Contacts and Agreements

         In connection with our June 1999 acquisition of clinical trials software assets from Almedica, we entered into the following arrangements with its affiliates:

     o Almedica's chairman, Clark L. Bullock, joined our Board. He served on our Board until April 28, 2000.

     o We entered into an employment agreement with Robert J. Bronstein, former president of an Almedica subsidiary, to serve as president of our Applications Software Division. Mr. Bronstein resigned on March 31, 2000.

     o We entered into a Program License Agreement with Almedica, which acquired a limited license for the Clinical Software products we acquired, subject to its agreement not to compete with us in North America for five years. We assigned all of our indemnification and other obligations under this agreement to ABB in connection with the sale of our MES business to ABB in October 2000. See "Background of the Proposals - Contraction of Business."

     o After the June 1999 acquisition, we completed software development work for Almedica but received no payment from them on our invoiced fees aggregating $255,000. We also failed to collect software maintenance fees of $140,000 invoiced to Almedica.

     o We had various commitments under the Program License Agreement relating to our MES software. Although those commitments were not satisfied, they were assumed by ABB in October 2000 in connection with its purchase of that software.

         Any claims related to these matters have been released under the LLC Agreement.

Dissenters' Rights

         Under New Jersey law, if the proposed sale of our Clinical Software business were considered a sale of substantially all our assets other than in the ordinary course of business, shareholders entitled to vote for its approval would have dissenters' rights similar to those offered to shareholders in merger and consolidation transactions. For a description of those rights, see "Proposal 2 - Merger with Convergence -- Dissenters' Rights."

Vote Required

         Under New Jersey law, a sale of substantially all the assets of a corporation organized in that State requires shareholder approval if the sale is not in the ordinary course of business. Although we do not believe the proposed sale of our Clinical Software business should be considered a sale of substantially all our assets other than in the ordinary course of business, we are seeking shareholder approval because it is required as a closing condition under the LLC Agreement. Assuming for this purpose that the Proposal involves the sale of substantially all our assets, our charter requires the affirmative vote of at least three-quarters of the votes cast by the holders of Class A common stock and Class B common stock entitled to vote at the special meeting, voting together as a class. Our Board recommends that shareholders vote "FOR" the proposal to sell our Clinical Software business under the terms of the LLC Agreement.

                                   PROPOSAL 2
                             Merger with Convergence

General

         The following summary of the Merger Agreement and description of the risks and reasons for the Merger should be read together with the summary of Convergence's business and financial data included elsewhere in this proxy statement. See "Business of Convergence." For convenience, since Convergence will be our wholly owned subsidiary after the Merger, we use the term "Parent Company" in this proxy statement to mean Base Ten after completion of the Share Combination, the Reincorporation and name change and the Merger.

Terms of the Merger Agreement

         The Merger. If the Merger Agreement is approved by the parties' shareholders and the other conditions to closing are satisfied, the Merger Sub will merge into Convergence, which will become a wholly owned subsidiary of the Parent Company. At the time of the Merger, the outstanding capital stock of Convergence will be converted into the shares of our Class A common stock (the "Merger Shares") representing 75% of the Parent Company's outstanding common stock (the "Merger Ratio") after giving effect to our repurchase of fractional shares in the Share Combination. See "Proposal 3 - Share Combination." We did not retain a financial advisor to evaluate the fairness of the Merger Ratio or other aspects of the transaction to our shareholders from a financial point of view. See "Risk Factors" and "Determination of Merger Ratio" below.

         Based on the Merger Ratio and our estimated common shares outstanding after the Share Combination, each outstanding share of Convergence capital stock outstanding at the time of the Merger will be converted into 0.0019608 Merger Shares (the "Merger Conversion Rate"). The Merger Shares will be issued to the shareholders of Convergence without registration under the Securities Act of 1933 (the "Securities Act") in reliance on the exemption provisions of Regulation D under the Securities Act. The shareholders of Convergence will be requested to provide us with representation letters to the effect that they are "accredited investors" for purposes of the private placement exemption under Regulation D or are otherwise qualified to participate in a private placement.

         Outstanding Derivative Securities of Convergence. At the time of the Merger, options and warrants previously issued by Convergence to its employees and consultants will be converted at the Merger Conversion Rate into five-year warrants to purchase a total of 3,873 shares of our Class A common stock at exercise prices ranging from $5.21 to $1,302.76 per share. If fully exercised, the issued shares will represent 16.22% of our outstanding common stock after giving effect to the Share Combination and the issuance of the Merger Shares. Under the terms of the Merger Agreement, any other unexercised stock options or warrants for Convergence capital stock and securities convertible into Convergence capital stock outstanding at the time of the Merger will terminate, and the shares we acquired in the Convergence Series 3-A Preferred Investment will be cancelled.

         Outstanding Derivative Securities of Base Ten. We currently have outstanding options and warrants issued to our employees and consultants exercisable for a total of 629,791 shares of our Class A common stock at exercise prices ranging from $.6875 to $90 per share. As adjusted for the Share Combination, the options and warrants will be exercisable to purchase a total of 629 shares of our Class A common stock at exercise prices ranging from $687.50 to $90,000.00 per share. If fully exercised, the issued shares will represent 3.08% of the Parent Company's outstanding common stock after giving effect to the Share Combination and the issuance of the Merger Shares. Under the terms of the Merger Agreement, any other unexercised stock options or warrants for our capital stock and securities convertible into our capital stock outstanding at the time of the Merger will terminate.

         New Warrants. The Merger Agreement provides for our issuance of warrants at the time of the Merger to persons who facilitated the transaction (the "Merger Warrants"). The Merger Warrants will be exercisable for five years to purchase a total of 2,726 shares of our common stock (the "Warrant Shares") at an exercise price of $.001 per share. The number of Warrant Shares was increased by 909 shares in a February 2002 amendment to the Merger Agreement, which allocates the additional Merger Warrants to Andrew Sycoff in recognition of his contributions to Base Ten. See "Board Reconstitution" and "Issuance of Merger Warrants to Designees" below. If all the Merger Warrants are exercised, the issued shares will represent 12% of the Parent Company's outstanding common stock after giving effect to the Share Combination and the issuance of the Merger Shares, effectively reducing the stake of our continuing shareholders after the Merger from 25% to 22% of the Parent Company's outstanding common stock.

        New Option Plan. The Merger Agreement provides for our adoption of a new stock option plan covering a total of 4,100 shares of our common stock, representing 17% of the Parent Company's outstanding common stock after giving effect to the Share Combination and the issuance of the Merger Shares. See "Proposal 5 - 2002 Stock Option Plan."

         Accounting Treatment. We will account for the Merger under the purchase method. Because the Merger will be treated as a purchase of Base Ten by Convergence for accounting purposes, our consolidated balance sheet after the Merger will reflect the assets acquired in the Merger based on their book value at the time of the Merger, without any step up to reflect their valuation in determining the Merger Ratio.

         Tax Consequences. We expect the Merger to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. There will be no material tax consequences from the Merger to our continuing shareholders.

         Regulatory Approvals and Appraisals. No federal or state regulatory requirements or approvals will apply to the Merger proposed sale. No report, opinion or appraisal relating to the Merger has been obtained or relied upon by us or the other parties to the Merger Agreement.

         Board Reconstitution. In view of the controlling interest in Base Ten to be acquired by the shareholders of Convergence in the Merger, the Merger Agreement provides for the current members of our Board and the board of directors of Convergence (the "Convergence Board") to resign at the time of the Merger and appoint five designees (the "Board Designees"), of whom two were selected by of our Board and three by the Convergence Board. Although shareholder approval of the Designees is not among the Proposals, the following summary of the business experience and background of the Designees is provided in accordance with Rule 14f-1 under the Exchange Act.

                               BASE TEN DESIGNEES

         Andrew G. Sycoff, age 35, was appointed to our Board in October 2000 for a term expiring at the 2002 annual meeting of shareholders. See "Directors and Officers." He has also served on the board of directors of Paragon Industries Corp. since 1999. Since 1992, Mr. Sycoff has been President, Chief Executive Officer and Chairman of the Board of Andrew Garrett Inc., an investment bank and full service brokerage firm located in New York City, as well as Chief Executive Officer and Co-Chairman of the Board of Andrew Garrett Trading, Inc., a trading and Nasdaq market making firm. He previously held branch manager positions with Shamrock Partners and Paulson Securities. Mr. Sycoff has also held senior management and consulting positions within the real estate industry.

         Edward A. Holmes, age 48, is the President and Chief Financial Officer of MSI of Central Florida, Inc. and the Executive Vice President and Chief Financial Officer of its parent company, Paragon Industries Corporation, both of which are in the electronics contract manufacturing business. Prior to joining Paragon in 1999, he served as Costs and Contracts Manager of Base Ten, commencing in 1995. During that time, he was part of the team that completed the turnaround and sale of its GTD business. Mr. Holmes has also held fiscal management and controller positions with firms in the healthcare and construction industries, prior to which he was an active stockbroker in the 1980s with two Wall Street firms. He received a BS degree in Finance and a BA degree in Business-Accounting from the Richard Stockton College of New Jersey.

                              CONVERGENCE DESIGNEES

         Byron Gehring, age 39, is the Chief Executive Officer of Convergence. Prior to co-founding Convergence in March 2000, he was the President and principal shareholder of Loan Eagle Strategies, Inc., a financial advisory boutique whose clients included Convergence Health, Inc., the predecessor company of Convergence (the "Convergence Predecessor"). See "Business of Convergence - Background.." In 1991, Mr. Gehring co-founded Applied Computer Technologies, Inc. and served as the Executive Vice President of Strategic Resource Solutions Inc., technology companies he operated until their sale in 1999. From 1985 to 1991, he was European Sales and Service Director with Devron-Hercules and Measurex, providers of process automation and control systems to the paper industry. Mr. Gehring received a BS degree in Chemical Engineering from Oregon State University and a B.A. in German from the University of Stuttgart.

        Kenneth Waltzer, M.D., M.P.H., age 43, is the Chief Medical Officer and a co-founder of Convergence. He was the Chief Executive Officer of the Convergence Predecessor, which he founded in 1997. From 1990 to 1997, Dr. Waltzer served in various capacities with Kaiser-Permanente, where he was the first Preventive Care Coordinator for Southern California. While at Kaiser, he was also Director of Medical Education at the West Los Angeles Medical Center. During his tenure, he helped develop statewide guidelines for preventive care. Dr. Waltzer received a B.A. cum laude from Harvard College, an M.D. from Baylor College of Medicine and an M.P.H. in Health Policy and Management from the Harvard School of Public Health. He completed an internship and residency in Primary Care Internal Medicine at The
Cambridge Hospital of Harvard Medical School and is a board-certified Internist and Geriatrician.

         Jasna Gehring, age 40, has worked with Byron Gehring in their previous business ventures in various capacities, including executive management, administrative functions and various board functions. She has also served in various managerial capacities with several chain restaurants in Germany. Ms. Gehring is multilingual and received a degree in Economics from the University of Osijek. She is the wife of Byron Gehring.

         Issuance of Merger Warrants to Designees. The Merger Agreement provides for the allocation of 70.83% of the Merger Warrants to three of the Designees. See "New Warrants" above. The following table shows the number of Warrant Shares covered by their Merger Warrants and the percentage of our outstanding common stock those shares will represent after giving effect to the Share Combination and the issuance of the Merger Shares.

                                   Warrant Shares                 Post-Merger
         Designee                     Covered                      Percentage
         --------                     -------                      ----------
         Byron Gehring                 511                            2.25%
         Kenneth Waltzer               284                            1.25
         Andrew Sycoff               1,136                            5.00
         Kenneth W.  Riley             227                            1.00


         Conditions to Closing by Base Ten. Our obligation to consummate the Merger is subject to various conditions, including:

     o Approval of the Merger Agreement by the shareholders of Convergence, and absence of any legal or regulatory impediment to our consummation of the Merger;

     o No breach of the covenants or representations and warranties of Convergence in the Merger Agreement;

     o Absence of any event or condition that had or would likely have a material adverse effect on the operations, prospects or financial condition of Convergence; and

     o Delivery of the PHA developed by Convergence to at least one unaffiliated sponsor or other subscriber organization under a binding agreement providing for license or subscription fees at fair value for the contract period (the "Performance Condition").

         Conditions to Closing by Convergence. The obligation of Convergence to consummate the Merger is also subject to various conditions, including:

     o Approval of the Merger Agreement by our shareholders, and absence of any legal or regulatory impediment to the consummation of the Merger by Convergence;

     o No breach of our covenants or representations and warranties in the Merger Agreement;

     o Absence of any event or condition that had or would likely have a material adverse effect on our operations, prospects or financial condition;

     o   Reconstitution of the Boards with the Designees;

     o   Implementation of the Share Combination;

     o Termination of our reporting obligations under the Exchange Act in anticipation of our reduced shareholder base from the Share Combination; and

     o At least $400,000 in cash and cash equivalents remaining in our accounts.

Closing

         The Merger will become effective when a certificate of merger is filed with the Secretary of State of the State of Nevada in accordance with applicable law. The certificate of merger will be filed as promptly as practicable after we have obtained shareholder approval for the Proposals, implemented the Share Combination, terminated our registration as a reporting small business company under the Exchange Act and reincorporated in Nevada, provided that the other conditions to the parties' obligations under the Merger Agreement have been satisfied or waived where permitted.

Termination of the Merger Agreement

         The Merger Agreement provides for the following remedies if terminated under the circumstances listed below:

Terminating Party      Reason for Termination                    Remedy of Terminating Party
-----------------      ----------------------                    ---------------------------
Base Ten               Failure of Convergence to satisfy         Reimbursement of our transaction
                       the Performance Condition                 costs up to $100,000 and right to
                                                                 have Byron Gehring purchase 80% of
                                                                 our Convergence Series A-3
                                                                 Preferred Stock Investment for
                                                                 $100,000

Base Ten              Failure of Convergence to satisfy          Reimbursement of our transaction
                      any of its other closing conditions        costs up to $100,000


Convergence           Failure of Base Ten to satisfy any         Right to repurchase 80% of the
                      of its closing conditions                  Convergence Series A-3 Preferred
                                                                 Stock Investment for $100,000



         Under all other circumstances, including a termination by either party for failure to complete the Merger by _____, 2002, a termination of the Merger Agreement will be without liability to the terminating party as long as that party had satisfied its own closing conditions. Except for the limited put and call rights noted above, we would likely be unable after a termination of the Merger Agreement to liquidate our Convergence Series A-3 Preferred Stock Investment, which could be expected to have little or no value.

Business of Convergence

         Convergence is a web-based healthcare information company organized in March 2000 to develop interactive resources for assisting people make healthy lifestyle decisions informed by exposure to alternative and preventative as well as traditional healthcare options. As an initial product offering, Convergence has developed its PHA product offering to be deployed with large corporate health plan sponsors for use by their employees participating in those plans. Convergence has designed the PHA as an engaging and entertaining collection of interactive assessments, programs and multimedia content. Each PHA site offers its users a personalized view of their health and lifestyle, coupled with multidisciplinary options for understanding and addressing their health concerns. See "Business of Convergence."

         By encouraging adoption of wellness lifestyles that can increase productivity and reduce healthcare costs, Convergence believes its PHA offers tangible benefits both to sponsors and end users. With only marginal sales to date, however, proof of this concept is highly uncertain. See "Risk Factors" below. The principal executive offices of Convergence are located at 774 Mays Boulevard, Suite 386, Incline Village, Nevada 89451, and its telephone number is
(775) 832-6632. Base Ten will relocate to this address upon completion of the Merger.

Risk Factors

         Recurring Losses. Our operations after the Merger will be conducted solely through Convergence, which has generated only marginal revenues from operations. Convergence has recognized accumulated losses of $4.5 million from inception in June 1999 through December 31, 2001and had negative cash flow of $2.2 million from operations for the year ended December 31, 2001 At December 31, 2001, Convergence had a working capital deficiency of $1.4 million and a shareholders' deficiency of $1.6 million. The losses recognized by Convergence primarily reflect expenses incurred in developing and marketing its PHA product offering. The business plan for Convergence contemplates substantial capital expenditures to fund its ongoing operations without any assurance of deriving revenues from operations. Convergence anticipates that its costs to complete development and to commence marketing and deployment of its PHA services will contribute to recurring losses at the rate of approximately $50,000 per month following the Merger. Our ability to achieve profitable operations through the Convergence subsidiary could be adversely affected by delays or inefficiencies in the development cycle, inadequate marketing resources, lack of sponsor or consumer acceptance of its products, competition and changing technology.

         Risks of Financial Leverage. Convergence is significantly leveraged, with total liabilities of $1.7 million at December 31, 2001. See "Business of Convergence - Financial Information." Although $1 million of those total liabilities were secured convertible notes that were converted into 2,536,320 shares of Convergence common stock since year end, the ability of Convergence to repay its remaining obligations fund the execution of its business plan will be dependent on its future performance or ability to raise equity capital on acceptable terms. In the absence of additional capital, Convergence could face repayment defaults its remaining obligations, potentially requiring Convergence to liquidate or seek protection under the bankruptcy laws. In that event, our shareholders could expect to lose their entire investment.

         Risk of Inadequate Financial Resources. At the time we executed the Merger Agreement, Convergence was dependent on the proceeds from our Convergence Series A-3 Preferred Stock Investment for its working capital requirements pending the Merger. See "Background - Business Redirection." Other than our cash and cash equivalents to be available to Convergence after the Merger, there are currently no commitments from any sources to provide additional financing. In the absence of revenues from sponsorship, licensing or subscription arrangements for its PHA services, our contributed working capital, estimated at $500,000 at the time of the Merger, is expected to be allocated in part to retire outstanding payables and the balance to fund ongoing efforts to refine, market and deploy PHA product offerings. If these efforts are pursued at the desired pace and scope, our contributed working capital will likely be expended by the end of 2002. Accordingly, since Convergence does not expect to begin generating significant revenues before those funds are expended, it will be required to either limit future development and marketing activities or raise additional equity capital or incur more debt to continue financing those activities. The issuance of additional equity could be dilutive to existing shareholders, and the alternative of financing development through borrowings could reduce its operating flexibility and weaken our consolidated financial condition.

         Risks of New Product Development. Our operations through Convergence after the Merger will be subject to all of the technological, business and financial risks inherent in the commercialization of new products for markets in which we are not an established participant. The success of the PHA offerings will depend not only on securing sponsorship or licensing arrangements with employers, health benefit intermediaries and other organizations but also on the willingness of their employees and plan participants to utilize this data base resource. Convergence could encounter resistance to implementation of its technology based on a number of concerns by potential sponsors, including possible exposure to end user claims or fall out from the traditional medical establishment. The developmental as well as potentially controversial nature of the alternative medicine components of this product makes its ultimate success in the marketplace uncertain.

         Risk of Inadequate Marketing Resources. The limited exposure of Convergence to the healthcare markets could impair its ability to penetrate those markets with sufficient speed to fully capitalize on its perceived technological lead time for its PHA offering. In the absence of substantial market penetration, it will be unable to generate sufficient sponsorship, licensing or subscription fees to attain profitability. While Convergence will seek to use relationships with distributors and health benefit intermediaries to facilitate marketing arrangements for its products, it expects to remain primarily dependent on its own limited marketing resources for developing licensing or similar arrangements with sponsoring organizations. Convergence is seeking to establish strategic alliances to enhance its licensing opportunities but does not anticipate meaningful results until initial PHA sponsorships are in place and a track record is established.

       Risk of Technological Obsolescence. The marketplace for medical information is characterized by rapid technological changes. Products and services using different technologies could be introduced and established before market acceptance is achieved for PHA services. Developers of similar products and services have experienced time lags of one year or more between commencement of marketing activities through the completion of field trials and ultimate sales or subscriptions. If Convergence experiences similar or longer delays, it could face the risk of the product's technological obsolescence.

         Dependence on Proprietary Technology and Risks of Infringement. Convergence believes its PHA offering is distinguished in large part by a proprietary interactive technology designed to enable users to find desired information in its data base easily and quickly. This technology is subject to the risks of misappropriation and infringement. Despite efforts to protect its proprietary rights in this technology through a pending patent application as well as confidentiality procedures and contractual provisions intended to lower the risk of misappropriation or infringement, unauthorized parties may nevertheless attempt to copy aspects of this product or obtain and use information that Convergence considers proprietary. Policing unauthorized use of its proprietary technology and content may be difficult and costly. As a result, efforts by Convergence to protect its proprietary rights may be inadequate. In addition, its competitors may independently develop similar technology enabling them to penetrate markets otherwise accessible to Convergence.

         Competition. The healthcare information industry is intensely competitive and fragmented. Principal competitors of Convergence currently include national and regional firms offering information systems and platforms through established internet sites or proprietary networks. In addition, many educational organizations provide a broad range of medical information data base resources without charge. All of these competitors have substantially greater financial, technical, marketing and deployment resources than Convergence. Many of these competitors have the added advantage of offering a greater diversity of products with a substantial installed customer base. Moreover, while Convergence is not aware of any direct competitors that offer comparable interactive features and a focus on preventative health options, current indirect competitors with greater resources than Convergence could enter and control this market before Convergence obtains any meaningful market share.

         Risk of Product Liability. Convergence may be exposed to claims by PHA end users to the effect that the services were defective, failed to properly assess health status or provided guidance resulting in injuries, even if the information underlying the claim was licensed by Convergence from highly reputable third parties or was generally accepted in the preventative healthcare community. While Convergence intends to include disclaimers in its agreements with sponsors and publish similar cautionary notices on PHA web sites to limit its exposure to liability claims, these disclaimers may be unenforceable in whole or in part. Insurance against these types of potential claims, even if obtainable on acceptable terms, may also fail to fully protect Convergence from liability. Defense of any liability claims could require Convergence to expend significant resources and could be unsuccessful, resulting in substantial monetary and reputational damages.

         Dependence on the Internet and Computer Systems. Convergence will depend on the continued growth in the use and efficient operation of the Internet. Web based markets for information, products and services are new and rapidly evolving. If Internet usage does not continue to grow or increases more slowly than anticipated, Convergence could be unable to secure sponsorship and licensing arrangements for its PHA offerings. Convergence will also be dependent on adequate network infrastructure, consistent quality of service and availability to customers of cost-effective, high-speed Internet access. If systems maintained by Convergence cannot meet customer demand for access and reliability, these requirements will not be satisfied, and customer satisfaction could degrade substantially, adversely affecting prospects for market penetration and profitability.

         Regulatory Risks. The laws governing the Internet remain largely unsettled, even in areas where there have been legislative initiatives. It may take years to determine whether and how Internet services are affected by existing laws, including those governing intellectual property, privacy, libel, product liability and taxation. Future legislation or judicial precedents could reduce Internet use generally and decrease its acceptance as a communications and commercial medium, adversely affecting the prospects of Convergence.

       Privacy Related Risks. Convergence intends to retain a data base of confidential information provided by PHA users as part of an interactive assessment available with this service. While Convergence intends to maintain the confidentiality of this data through the security of its facilities and infrastructure and restrict its us to PHA functions, it may nevertheless be vulnerable to physical break-ins, computer viruses, programming errors or similar disruptions. A material security breach could expose Convergence to liability and reputational damage.

         Risks Associated with Dependence on Key Personnel. Convergence has substantially reduced its technical and marketing staff in response to working capital constraints, and the execution of its business plan will be dependent to a large extent upon its ability to attract and retain highly skilled technical, managerial and marketing personnel. Current compensation and benefit levels could contribute to the loss or reduced productivity of remaining personnel and impair the ability of Convergence to attract new personnel, either of which could have a material adverse affect on its business and financial prospects.

         Control By Former Shareholders of Convergence. As a group, the 28 current shareholders of Convergence will receive Merger Shares that will represent 75% of the Parent Company's outstanding common stock at the time of the Merger after giving effect to the Share Combination. After giving effect to the Reincorporation, the affirmative vote of at least two thirds of the votes cast by the holders of the Parent Company's common stock will be able to determine the outcome of any business combination proposal, and all other matters submitted to a shareholder vote will be determined by holders of a plurality of the votes cast. Accordingly, our current shareholders whose common stock is not repurchased in the Share Combination will be unable to control the election of any Board members or any other aspects of corporate governance after the Merger, and holders of the Merger Shares will have the voting power to determine these matters.

Summary Historical and Pro Forma Financial Data

         The following table sets forth a summary of historical and pro forma financial information for Base Ten as of the dates and for the periods indicated. Except as otherwise noted, the historical financial information presented below is derived from the audited Consolidated Financial Statements of Base Ten incorporated by reference in this proxy statement. See "Documents Incorporated by Reference." This information should be read in conjunction with those Consolidated Financial Statements and the accompanying Notes. The pro forma financial information presented below gives effect to the Merger as of the beginning of each period reported in the Summary of Operations and as of the balance sheet date for the Summary Balance Sheet Data. This information is unaudited and should be read in conjunction with the Financial Statements of Convergence and the related Notes thereto included elsewhere in this proxy statement. See "Business of Convergence - Financial Information."

                                                 Year Ended December 31, 2001          Year Ended December 31, 2000

                                                 Historical         Pro Forma          Historical         Pro Forma
                                                 ----------         ---------          ----------         ---------
                                                                    Unaudited                             Unaudited
Summary of Operations:

Net loss from continuing operations..........    $      (727)     $    (2,088)        $    (3,433)      $    (6,596)
Net loss from discontinued operations........             --               --              (5,831)           (5,832)
                                                 -----------      -----------         -----------       -----------

Net loss from operations.....................    $      (727)     $    (2,088)        $    (9,264)      $   (12,427)
                                                 ===========      ===========         ===========       ===========

Net earnings (loss) per common share from: (1)
   Continuing operations.....................    $      (.14)     $      (.10)        $      (.66)      $      (.31)
   Gain on redemption of preferred stock.....             --               --                2.25               .55
   Discontinued operations...................             --               --               (1.12)             (.27)
                                                 -----------      -----------         -----------       -----------

Net earnings (loss) per share................    $      (.14)     $      (.10)        $       .47       $      (.03)
                                                 ===========      ===========         ===========       ===========

Summary Balance Sheet Data:

Working capital..............................    $     1,072      $      (304)        $     1,675       $     1,357
Total assets.................................          1,414            1,511               2,794             3,390
Total liabilities(2).........................            329            2,047               1,004             2,340
Shareholders' equity (deficit)...............          1,085             (539)              1,790             1,050
----------------


      (1)For consistency, does not give effect to the Share Combination.
      (2)Does not reflect the conversion of $1 million principal amount of secured notes of Convergence into 2,536,320 shares of its common stock in January 2002.


Determination of the Merger Ratio

         In determining the Merger Ratio, both Boards relied primarily on an evaluation of the Merger parties' net asset values on a going concern basis as the most appropriate way to allocate ownership of the combined enterprise. Because the parties view the Merger as a combination of two enterprises rather than a traditional acquisition, both Boards determined that a premium to either party's investors would be inappropriate.

         In separate evaluations of the parties' relative net asset value contributions, the two Boards initially estimated relative net contributions in a range of 23% - 33% by Base Ten and approximately 67% - 77% by Convergence. The variance was primarily from different weights placed on the capital requirements and market prospects for commercialization of the PHA software being developed by Convergence. After several months of due diligence and arms' length negotiations, these contribution ranges were refined to 25% by Base Ten and 75% by Convergence. These estimated contributions formed the basis for the Merger Ratio ultimately adopted by the parties.

         Our Board did not analyze the respective liquidation values of the Merger parties because it views the Merger as a combination of two ongoing enterprises. Accordingly, it determined that reliance on estimated liquidation values in allocating ownership of the combined enterprise between the two shareholder constituencies would be inconsistent with that approach. The Board considered an evaluation of the Merger parties' relative contributions from estimated net asset values on a going concern basis to be entirely consistent with that approach.

Reasons for the Board's Authorization of the Merger

         Our Board has unanimously authorized the Merger Agreement and recommends its approval by our shareholders based on its determination that the Merger and related transactions contemplated by the Merger Agreement (collectively, the "Merger Transactions") are in the best interests of Base Ten and are fair to our existing shareholders in all respects, including financial, timing and procedural considerations. The Board considered the factors summarized below in reaching this conclusion.

     o The Merger is intended to address our objective of redirecting our business to a market sector requiring less capital resources, technological development and time to market uncertainties than our MES and Clinical Software operations. The Board believes the Merger will achieve this objective by concentrating our remaining resources in the emerging and potentially sizable market for electronic dissemination of personalized medical information. By targeting an unestablished, cash constrained participant in this market as our partner for implementing the Business Redirection, our Board balanced the attendant risks against the potential benefits of the Merger for maximizing our continuing shareholders' investment values through partial ownership of a combined enterprise with greater upside than their current investment in Base Ten.

     o Because our primary assets remaining after the sale of our Clinical Software business will be cash and cash equivalents, the Merger and related Convergence Series A-3 Preferred Stock Investment also address Convergence's objective of securing needed capital on acceptable terms. This enabled us to negotiate Merger terms considered relatively favorable by our Board.

     o Our Board did not seek bids for the sale of Base Ten because it believes that continued operations through Convergence as a privately held enterprise should be more advantageous to continuing investors. This conclusion was based in part on the recent contraction of our business and the corresponding decline in the market price for our common stock, which could be expected to have an adverse impact on the consideration to be offered by any bidder.

     o The Board also considered the that any active bidder for Base Ten would likely apply a substantial discount to the value of our public company franchise due to the delisting of our Class A common stock from the Nasdaq Small Cap Market in December 2000. Trading in our common stock was limited thereafter to the OTC Bulletin Board ("OTCBB"). This not only reduced liquidity in the outstanding common stock but also impaired our ability to implement the Business Redirection with any enterprise seeking to provide its shareholders with publicly traded securities through a business combination. Accordingly, our Board considered the lower administrative costs of private operations to outweigh the limited benefits of maintaining Exchange Act registration for an OTCBB traded security.

Dissenters' Rights

         Our shareholders who object to the Merger will have the right under New Jersey law to dissent and have their shares purchased by the Parent Company at fair value. The procedures that must be followed to assert and enforce dissenters' rights under the New Jersey statute governing these rights are summarized below. Upon request, we will provide any dissenting shareholders with a copy of the statute.

         To exercise dissenters' rights, a dissenting shareholder must file with us, in time to be received before the special meeting, a written notice of dissent (a "Notice of Intent") indicating an intent to demand payment for his shares if the Merger is consummated. The Notice of Intent must either be submitted to us at the special meeting or mailed to us not less than three business days before the special meeting, at our current offices located at 535 East County Line Road, Suite 16, Lakewood, New Jersey 08701, to the attention of Kenneth W. Riley, Chief Financial Officer, Base Ten Systems, Inc. A dissenting shareholder must also vote against the Merger or abstain from voting, and the dissent must apply to all the shares of our common stock owned by the dissenting shareholder.

         If the Merger is approved and consummated, the Parent Company must send each dissenting shareholder, within 10 days after the effective date of the Merger, a written notice (a "Dissenters' Notice") confirming the effective date. Within 20 days after the Dissenters' Notice is mailed, a dissenting shareholder must respond by sending us a written demand for payment of the fair value of his shares (the "Payment Demand"). Since we will be relocating after the Merger to 774 Mays Boulevard, Suite 386, Incline Village, Nevada 89451, the Payment Demand should be sent to us at that address, to Convergence Systems, Inc., 774 Mays Boulevard, Suite 396, Incline Village, Nevada 89451, Attention: President.

         Within 20 days after making a Payment Demand, a dissenting shareholder must submit to us all stock certificates representing his shares. Upon receipt, we will mark the certificates to reflect the demand and return them to the dissenting shareholder. A dissenting shareholder who has made a Payment Demand will thereafter be entitled only to payment for his shares and will not be entitled to vote or exercise any other shareholder rights. A dissenting shareholder may not withdraw a Payment Demand without our written consent. When we communicate with any dissenting shareholders, we must inform them of the deadlines for any actions they are required to take in order to perfect their dissenters' rights. Merely voting against the Merger or abstaining from voting will not satisfy the procedural requirements for perfecting dissenters' rights.

         Within 10 days after the deadline for submitting Payment Demands, the Parent Company will mail to each dissenting shareholder its financial statements at and for a twelve-month period ended on the latest practicable date. The transmittal letter must indicate whether we have elected to pay dissenting shareholders the fair value of their shares. If so, it must specify the price we have determined as the fair value of those shares. Within 30 days after the deadline for submitting Payment Demands (the "Settlement Window"), we must make payment of that fair value for all the shares of each dissenting shareholder who accepts our valuation and submits his stock certificates for cancellation.

         If a dissenting shareholder does not accept our valuation within the Settlement Window, he may serve us with a written demand to commence an action in the New Jersey Superior Court for the court's determination of the fair value of his shares. The demand must be served within 30 days after the expiration of the Settlement Window. Not later than 30 days after our receipt of the demand, we must commence the requested action. If we fail to do so, a dissenting shareholder may commence the action in our name not later than 60 days after the expiration of the time allotted for us to commence the action.

         In any action to determine the fair value of our common stock, all dissenting shareholders who have not accepted our valuation within the Settlement Window will be parties to the action. The court may appoint an appraiser to receive evidence and report to the court on its evaluation of fair value. The court will determine the appraiser's powers and, based on its evaluation, will render a judgment against the Parent Company in favor of each shareholder in the action for the fair value of his shares, as determined by the court, together with an allowance for interest at a rate set by the court from the applicable Payment Demand to the day of payment. The judgment will be payable to a dissenting shareholder upon surrender to the Parent Company of the certificates representing his shares.

         The costs and expenses of any action for determining the fair value of dissenters' shares, including reasonable compensation for and expenses of any appraiser, will be determined by the court and apportioned and assessed as the court determines. Fees and expenses of counsel and of experts for the parties to the action may be assessed against the Parent Company if the court deems an assessment to be equitable, but only if the court finds that our offer of payment was not made in good faith or if we failed to make a payment offer.

         The right of any dissenting shareholder to be paid the fair value of his shares will terminate if (1) he fails to present the certificates representing his shares for notation, unless a court directs otherwise, (2) the Payment Demand is withdrawn by the dissenting shareholder with our written consent, (3) we come to an agreement with the dissenting shareholder on the fair value of his shares, (4) the New Jersey Superior Court determines that the shareholder is not entitled to payment for his shares, (5) the Merger is abandoned or rescinded or (6) a court having jurisdiction permanently enjoins or sets aside the Merger. In any of those events, a dissenting shareholder's rights as a shareholder will be reinstated as of the date of his Payment Demand without prejudice to any corporate action that has taken place in the interim, and the shareholder will be entitled to receive any intervening preemptive rights and payment of any intervening dividend or other distribution.

Vote Required

         Under New Jersey law, a corporation organized in that State must obtain shareholder approval for a merger or consolidation transaction that is not in the ordinary course of business. Because the Merger is not in the ordinary course of business, our charter requires the affirmative vote of at least three-quarters of the votes cast by the holders of our Class A common stock and Class B common stock entitled to vote at the special meeting, voting together as a class. Our Board recommends that shareholders vote "FOR" the Proposal to approve the Merger Agreement.

                                   PROPOSAL 3
                                Share Combination

Terms of the Share Combination

         Our Board has adopted a resolution authorizing the Share Combination on the following terms:

     o Every 1,000 shares of both Class A and Class B common stock will be combined into and exchanged for one share of the same class;

     o Each holder of record of a fractional share of our common stock before giving effect to the Share Combination will receive a cash payment in lieu of the fractional share in an amount based on the average closing price of our common stock during the 20 trading days preceding the Merger;

     o A certificate of amendment to our charter will be filed with the New Jersey Department of State, providing for the foregoing steps and for an amendment of Article 6(a) of the charter to read follows:

         (a) This corporation is authorized to issue three classes of shares of stock to be designated "Class A Common," "Class B Common" and "Preferred." The total number of shares that this corporation is authorized to issued is 1,268,200.9375, and the aggregate par value of all such shares is $137,994,200.9375. Of these shares, 270,000 shall be Class A Common, par value $500.00 each, 4,000 shall be Class B Common, par value $500.00 each, and 994,200.9375 shall be Preferred, par value $1.00 each.

    o A Certification and Notice on Form 15 will be filed with the Securities and Exchange Commission (the "SEC") terminating our reporting obligations as a small business company under the Exchange Act in anticipation of the reduction of our shareholder base below 500 record holders.

Purpose of the Share Combination

         As of the record date for the special meeting, we had a total of [1,100] record holders of our common stock. Approximately 90% of those accounts held less than 1,000 shares ("Small Accounts"). During the last half of 2001 and the first quarter of 2002, the market price of our Class A common stock ranged from $.04 to $.11 per share. Based on a weighted average share price of approximately $.05 per share for that period, a median Small Account of 500 shares had a market value of $25.00. We estimate that our annual costs for transfer agent, legal and accounting services associated with our reporting and related obligations as a publicly held small business company are approximately $120,000 ("Reporting Costs"). This translates to over $100 per record holder account, which far exceeds the average market value of the median Small Account.

         Since reporting companies are entitled to terminate their Exchange Act registration if their shareholder base has declined below 500 holders of record (or below 300 if the issuer has total assets in excess of $10 million), the Board authorized the Share Combination to achieve that result. By enabling us to terminate our Exchange Act registration, the Share Combination is intended to eliminate our Reporting Costs so all of our limited financial resources net of costs for fractional share repurchases can be applied to execution of the Convergence business plan.

Reasons for the Board's Authorization of the Share Combination

         Our Board has unanimously authorized the Share Combination and recommends its approval by our shareholders based on its determination that cashing out the Small Accounts and terminating our Exchange Act registration is in the best interests of Base Ten and is fair to our existing shareholders in all respects, including financial, timing and procedural considerations. The Board considered the factors summarized below in reaching this conclusion.

     o In view of the limited market for our common stock following its delisting from the Nasdaq SmallCap Market in December 2000, our Board believes the advantages usually associated with a public company franchise have been substantially undercut by the downturn in our business and the resulting loss of market value and liquidity in our common stock. The Board considers whatever advantages remain in our public company franchise to be overwhelmingly outweighed by the Reporting Costs.

     o The Convergence Board not only concurred with this conclusion but conditioned its willingness to complete the Merger on the termination of our small business company registration under the Exchange Act.

     o The Board also considered that holders of Small Accounts will benefit from our repurchase of their fractional shares at market value. To ensure procedural fairness, we intend to use average closing prices during the 20 trading days preceding the Merger as the basis for determining the repurchase price for fractional shares resulting from the Share Combination.

Tax Consequences

         Each shareholder receiving a cash payment in lieu of a fractional share resulting from the Share Combination will generally recognize capital gain or loss equal to the difference between the amount of the cash payment and the tax basis in the fractional share.

Risk Factors

         After the Merger, there will be no established trading market for our common stock, and our continuing shareholders will have no liquidity in their investment. Although regulations under the Exchange Act establish procedures for brokers to issue quotations on securities of non-reporting companies that provide the broker with specified business and financial information, we do not expect the reconstituted Board to authorize the preparation or dissemination of that information, and Base Ten will have no obligation to do so after the Merger.

Dissenters' Rights

         Under New Jersey law, holders of fractional shares to be exchanged for cash by a New Jersey corporation engaging in a share combination transaction have the right to dissent and have their fractional shares purchased by the corporation at their fair market value. Since we will be paying cash for fractional shares in the Share Combination at their market price at the time of the transaction, we believe any exercise of dissenters' rights would have no effect on the amount of cash to be received by any dissenting shareholder in lieu of a fractional share.

Vote Required

         Under New Jersey law, the Share Combination requires the affirmative vote by holders of majority of the Class A and Class B common stock entitled to vote at the special meeting, voting together as a class. Our Board recommends that the shareholders vote "FOR" the proposed Share Combination.

                                   PROPOSAL 4
            Nevada Reincorporation and Name Change of Corporate Name

Terms of the Reincorporation and Name Change

         Our Board has adopted a resolution authorizing the Reincorporation on the following terms:

     o Prior to the Merger, we will form a wholly owned subsidiary under the laws of the State of Nevada (the "Nevada Sub").

     o The certificate of incorporation of the Nevada Sub will be the same as our charter, modified for (1) a different name, (2) a provision for authorized capital stock reflecting the reduction in our authorized shares and the increase in the par value of those shares to be adopted in the Share Combination and (3) a reduction in the superplurality voting threshold in our charter from three-quarters to two-thirds of the votes for approval of any merger, consolidation or asset sale, lease or exchange not in the usual and regular course of business (the "Superplurality Reduction"). See "Proposal 3 - Share Combination -- Terms of the Share Combination."

     o Immediately prior to the Merger, Base Ten will merge (the "Reincorporating Merger") into the Nevada Sub, which will be the surviving corporation and the Parent Company of Convergence after the Merger.

     o In the Reincorporating Merger, each whole share of our Class A and Class B common stock outstanding after giving effect to the Share Combination will be converted into a whole share of the same class of the Parent Company common stock.

     o The plan and agreement of merger for the Reincorporating Merger (the "Reincorporating Merger Agreement") will provide for a change in the corporate name of the Parent Company at the time of the Reincorporating Merger to "Convergence Systems, Inc." or a substantially similar name.

Reasons for the Board's Authorization of the Reincorporation and Name Change

         Our Board has unanimously authorized the Reincorporating Merger and recommends its approval by our shareholders for the following reasons:

     o Our Board determined that consolidating the corporate offices of the Parent Company and Convergence after the Merger will achieve financial and operating efficiencies. The Convergence Board concurred with this conclusion and conditioned the obligation of Convergence to consummate the Merger on completion of the Reincorporation.

     o The Convergence Board required the Superplurality Reduction as a condition to the Merger, and our Board determined that it should have no practical effect on the voting rights of our current shareholders, viewed as a class, after the Merger, since they would be unable to veto any proposal under the current charter provision or after implementation of the Superplurality Reduction.

     o Both Boards also determined that the corporate identity of our consolidated enterprise after the Merger would be enhanced by adopting a compatible corporate name for the Parent Company. The name "Convergence Systems, Inc." was selected for the Parent Company to serve that purpose.

     o The agreement with ABB covering the sale of our MES business includes our undertaking to seek shareholder approval for a new corporate name that does not include "Base Ten" or "Base Ten Systems." Changing our corporate name to "Convergence Systems, Inc." also satisfies that contractual obligation.

Comparison between New Jersey and Nevada Law

         The rights of continuing shareholders after the Reincorporating Merger will be governed by Nevada rather than New Jersey corporate law. The corporate laws in these states are substantially alike. Areas where there are substantive or procedural differences that could affect our shareholders after the Merger are summarized below.

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      Action                          Nevada Law                                      New Jersey Law
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Removal of           Directors can be removed by shareholders      Directors may be removed for cause or, unless
Directors:           representing at least two-thirds of the       otherwise provided in the charter, without cause by
                     voting power of the outstanding stock         shareholders representing at least a majority of
                     entitled to vote on the matter, or any        the outstanding stock entitled to vote in the
                     larger percentage specified in the charter.   election of directors.
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Merger or Sale:      Unless otherwise provided in the charter, a   A merger, consolidation or a sale of all or
                     merger, consolidation or a sale of all or     substantially all of a corporation's assets
                     substantially all of a corporation's assets   requires approval by shareholders representing at
                     requires approval by the shareholders         least a majority of the outstanding stock entitled
                     representing at least a majority of the       to vote on the matter (two-thirds for corporations
                     voting power of the outstanding stock         formed before 1969), or any larger percentage
                     entitled to vote on the matter.               specified in the matter.
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    Action                          Nevada Law                                      New Jersey Law

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Shareholder Action   Unless otherwise provided in the charter,     Except as otherwise provided in the charter,
by Written Consent:  shareholders may act without a meeting by     shareholders may act without a meeting by written
                     written consent of a majority (or any         consent of the minimum percentage of the voting
                     required supermajority) of the voting power   power of the outstanding common stock that would
                     of the outstanding common stock entitled      be required to approve the matter at a meeting,
                     to vote on the matter, and notice need not    except for the annual election of directors, which
                     be given to shareholders.                     may be by written consent only if unanimous.
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Amendment of         A charter or bylaw amendment requires         A charter amendment requires approval by vote of
Charter and          approval by vote of the holders of a          a majority of the votes cast at the meeting by the
Bylaws:              majority of the outstanding stock entitled    holders of shares entitled to vote on the matter.
                     to vote on the matter and by the holders of   Bylaws may also be amended by plurality vote.
                     a majority of the outstanding stock of each
                     class entitled to vote thereon as a class.
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Exculpation of       Directors may not be exculpated from          Directors may not be exculpated from liability for
Directors and        liability for (1) acts or omissions           (1) a breach of their duty of loyalty to the
Officers:            involving either intentional misconduct,      corporation or its shareholders, (2) acts or
                     fraud or a knowing violation of the law or    omissions not in good faith or involving
                     (2) the payment of improper distributions.    intentional misconduct or a knowing violation of
                                                                   law or (3) any act or omission from which they
                                                                   derived an improper personal benefit.
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Stand Stills:        Unless waived in the charter, there is a      There is a five-year restriction on any business
                     three-year restriction on transactions        combination between a publicly held New Jersey
                     between public corporations and the holder    corporation and an Interested Shareholder unless
                     of 10% or more of the corporation's           the business combination was approved by the
                     outstanding capital stock (an "Interested     corporation's board of directors before the
                     Shareholder") unless the transaction was      shareholder's interest exceeded 10% or more of the
                     approved before the shareholder's interest    corporation's outstanding stock.  After the
                     exceeded 10% or more of the corporation's     expiration of the five-year period, covered New
                     outstanding stock.  Even after the            Jersey corporations may not engage at any time in
                     expiration of the three-year period, the      a covered business combination with any Interested
                     transaction will remain prohibited unless     Shareholder other than a business combination (1)
                     (1) the board of directors approved the       approved by the holders of two-thirds of the
                     transaction before the shareholder became     voting stock not beneficially owned by the
                     "interested" or (2) the transaction is        Interested Shareholder, (2) with an Interested
                     approved by a majority of disinterested       Shareholder who inadvertently exceeded the 10%
                     shareholders.                                 threshold and promptly reduced his holdings below
                                                                   10% or (3) in which the Interested Shareholder
                                                                   pays a formula price designed to ensure that
                                                                   all other shareholders receive at least the
                                                                   highest price per share paid by the Interested
                                                                   Shareholder. A New Jersey corporation may not opt
                                                                   out of these provisions.
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Dissenters' Rights

     Under New Jersey law, shareholders who object to the Reincorporating Merger are not entitled to any appraisal or dissenters' rights.

Vote Required

         Under our charter, approval of the Reincorporating Merger requires the affirmative vote of at least three-quarters of the votes cast by the holders of our Class A common stock and Class B common stock entitled to vote at the special meeting, voting together as a class. Our Board recommends that the shareholders vote "FOR" the proposed Reincorporating Merger.

                                   PROPOSAL 5
                             2002 Stock Option Plan

General

         Since 1990, we adopted six compensatory stock option plans (the "Prior Plans"), providing for the grant of options to purchase an aggregate of 1.3 million shares of our common stock. Outstanding options granted under the Prior Plans are currently exercisable for a total of 629,791 shares of our Class A common stock. As reflected in the terms of the Merger Agreement, the Merger parties determined that the Parent Company should have an option pool for future grants covering 17% of the Parent Company's common stock to be outstanding after giving effect to Share Combination and the issuance of the Merger Shares. In accordance with those terms, the Board adopted a 2002 Stock Option Plan (the "2002 Plan"), subject to approval by our shareholders at the special meeting. Our Board recommends approval of the 2002 Plan to offer eligible employees of the Parent Company and its Convergence subsidiary an opportunity to acquire or increase their proprietary interests in the Parent Company, adding to their incentive to contribute to the performance and growth of the consolidated enterprise.

Terms of the 2002 Plan

         Subject to completion of the Merger, the 2002 Plan authorizes the grant of options to purchase an aggregate of 4,100 shares of the Parent Company's Class A common stock, as adjusted for the Reincorporating Merger and the Merger. Options may be granted under the 2002 Plan either as incentive stock options ("ISOs") or nonqualified stock options ("NSOs") within the meaning of the Internal Revenue Code. Shares covered by the 2002 Plan may be either previously unissued or reacquired shares. Shares that cease to be subject to an option because of its expiration or termination will again be available for the grant of options until termination of the 2002 Plan.

         The 2002 Plan will be administered by the Compensation Committee of the Parent Company's reconstituted Board. The Compensation Committee will have sole discretion to select optionees, determine the number of shares subject to each grant and prescribe the other terms and conditions of each award. All officers and other employees of the Parent Company and its subsidiaries (including Convergence) as well as their consultants will be eligible to receive options under the 2002 Plan, except that any consultant or any person who owns more than 10% of the outstanding common stock may only receive options in the form of NSOs.

         The exercise price of each option granted under the 2002 Plan must be equal to the fair market value of the Class A common stock, as determined by the Compensation Committee at the time the option is granted. Payment in full of the exercise price must be made upon the exercise of each option either in cash, shares of common stock with a fair market value equal to the exercise price or by a combination of cash and shares equal to the exercise price. The proceeds received upon the exercise of options granted under the 2002 Plan will be used for general corporate purposes.

         Options granted under the 2002 Plan may not be transferred except to the personal representative of a deceased employee. The 2002 Plan provides for a period of one year during which an option, to the extent vested, may be exercised after the termination of an optionee's employment or consultancy for any reason other than cause, as defined in the 2002 Plan. No options may be granted under the 2002 Plan after January 18, 2012, although the expiration date of previously granted options may extend beyond that date. The maximum term of any option is ten years.

         The number of shares covered by the 2002 Plan and the exercise price of outstanding options are subject to customary antidilution adjustments in the event of any recapitalization or similar change affecting the common stock. In the event the Parent Company sells all or substantially all its consolidated assets, dissolves, merges or consolidates with another company or is involved in a tender offer for all or a substantial portion of its common stock, the Compensation Committee may amend all outstanding options to (1) permit their exercise prior to the effective date of the transaction or terminate unexercised options as of that date, (2) require the forfeiture of all options, provided the Parent Company pays each grantee the excess of the fair market value of the Class A common stock on that date over the option exercise price, or (3) make other provisions that it deems equitable.

         The Board may amend the 2002 Plan without further shareholder action, except for a modification that would (1) increase the number of covered shares,
(2) extend the maximum option term or the expiration date of the 2002 Plan, (3) permit grants below the fair market value of the Class A common stock on the date of grant or (4) materially increase the benefits or modify the eligibility requirements under the 2002 Plan. No amendment may adversely affect any then outstanding option without the consent of the optionee.

         No options will be granted under the 2002 Plan prior to the Merger.

Federal Income Tax Matters

         An employee receiving an ISO under the 2002 Plan will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise except under alternative minimum tax rules. Generally, exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Parent Company or any subsidiary at all times from the date of grant until three months before the date of exercise. Upon sale of the stock received up exercise, the employee will generally recognize long term capital gain or loss equal to the difference between the sale proceeds and the option exercise price. The Parent Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of the underlying stock by the employee.

         For purposes of the alternative minimum tax, an employee exercising an ISO will have alternative minimum taxable income resulting from the exercise. The amount of the alternative minimum taxable income and the tax basis in the shares received upon exercise of an ISO will be determined in the year of exercise unless the shares received upon exercise are sold to an unrelated party in the same tax year. In that event, there will generally be no adverse effect because the alternative minimum taxable income will then be limited to the taxable gain on the sale as determined for regular tax purposes.

         An employee or consultant receiving an NSO or electing to sell option shares from an ISO exercise prior to the expiration of two years from the grant date or within one year from the exercise date (a "Disqualified ISO") will not recognize taxable income upon the grant of the NSO or ISO. Upon exercise of the NSO or Disqualified ISO, an optionee will recognize ordinary income to the extent of the difference between the option exercise price and the fair market value of the stock on the date the option is exercised (the "Compensation Element"). Upon sale of the stock received upon exercise, the optionee will generally recognize capital gain or loss equal to the difference between the sale proceeds and the fair market value of the common stock on the date of exercise. The Company will be entitled to a federal income tax deduction equal to the Compensation Element upon the exercise of an NSO or Disqualified ISO. If an ISO is exercised by a former employee more than three months after his termination of employment, the ISO will be treated as a Disqualified ISO for federal income tax purposes.

         If an optionee uses previously owned shares of common stock to exercise an ISO or NSO, the transaction will generally not be considered to be a taxable disposition of the previously owned shares. However, if the previously owned shares had been acquired upon exercise of a prior tax qualified stock option and the holding period requirement for those tendered shares was not satisfied at the time they were used to exercise an ISO, the use of the tendered shares would cause the ISO to be treaded as a Disqualified ISO for federal income tax purposes.

Vote Required

         Approval of the 2002 Plan requires the affirmative vote by holders of a majority of the Class A and Class B common stock entitled to vote at the special meeting, voting together as a class. The Board believes the supplemental and flexible noncash incentive compensation provided by the 2002 Plan will be useful in enabling the Parent Company and Convergence to attract and retain qualified executives and other employees and consultants who can make important contributions to our success and recommends that shareholders vote to approve the adoption of the 2002 Plan.

                             Directors and Officers

Current Members of the Board

         Our Board was realigned twice during 2000. In the second quarter, the Board memberships held by Clark L. Bullock since June 1999 and by Alan S. Poole since May 1994 were relinquished to Edward J. Klinsport. In the fourth quarter of 2000, following the sale of our MES business, we announced our plan for the Business Redirection. To reflect the Business Redirection, the Board appointed Mr. Klinsport as its Chairman, in place of Stephen Cloughley, and Andrew G. Sycoff joined the Board in place of Robert Hurwitz. Biographical information about Andrew G. Sycoff is provided under the caption "Merger with Convergence - Board Reconstitution." Biographical information about our other current directors is set forth below.

         John C. Rhineberger, age 57, was appointed to the Board in May 1999 for a term expiring at the 2002 annual meeting of shareholders. Since 1997, he has been employed as President of The Rhineberger Organization, Inc., a provider of sales, marketing and product development consulting services to the home center and related industries. From 1996 to August 1997, Mr. Rhineberger was a Vice President of Shaw Industries, Inc., a carpet manufacturer, with responsibility for retail operations. He previously held positions as a merchandising executive for Home Depot, President and Chief Executive Officer of Post Tool Retail Stores and Sun Flooring Distribution, each a subsidiary of West Union Company, President and General Manager of Sherwin Williams Floor World, a floor covering retail business, and various executive positions, including President and Chief Operating Officer, at Color Tile, a retail store chain.

         Edward J. Klinsport, age 54, has been nominated to serve as a director for a term expiring at the 2004 annual meeting of shareholders. In October 2000, Mr. Klinsport was appointed Chairman of the Board, Chief Executive Officer and President of Base Ten in connection with the Board's decision to implement the Business Redirection and a related management realignment. Mr. Klinsport also serves as Chairman of the Board, Chief Executive Officer and President of Paragon Industries Corp., a electronics contract manufacturer that he co-founded in 1999. Mr. Klinsport was the founder, Chief Executive Officer and President of Strategic Technology Systems, Inc., which purchased the Company's government technology division ("GTD") in 1997. Prior to that transaction, he served as a director of Base Ten, commencing in 1985, and as a member of senior management, commencing in 1978, most recently as the Company's Executive Vice President and Chief Financial Officer as well as General Manager of GTD operations.

Executive Officers

         The following tables lists our current executive officers:

                                                                                               Officer of
                                                                                                Base Ten
         Name                   Age                     Position                                 Since
         ----                   ---                     --------                               ----------

         Edward J. Klinsport    54          Chairman of the Board, President, Chief
                                            Executive Officer and a Director                      2000

         Kenneth W. Riley       38          Chief Financial Officer, Treasurer and
                                            Secretary                                             2000



       Biographical information about Mr. Klinsport is provided above under the caption "Current Members of the Board," and biographical information about Mr. Riley is provided below.

         Kenneth W. Riley  joined  Base Ten as its  Controller  in May 1999.
In October 2000, he was named Chief Financial Officer, Treasurer and Secretary. Prior to joining Base Ten, Mr. Riley was the Chief Financial Officer of Ocean Computer Group from 1998 to 1999 and the Vice President - Finance and Administration of Decision Technology, Inc. from 1989 to 1998. Mr. Riley also served on the audit staff of Ernst & Young and is licensed as a Certified Public Accountant.

                             Principal Shareholders

         The following table shows the number of shares of common stock beneficially owned as of February 28, 2002 by:

   o  each person known to beneficially own more than 5% of the common stock
   o  each current director
   o  each incumbent Named Officer
   o  the current directors and executive officers as a group

                                                       Class A                        Class B
                                                    Common Stock                   Common Stock
                                                    Beneficially                   Beneficially        Percentage
5% Shareholders                                         Owned                         Owned             of Class
---------------                                     -------------                  ------------        ----------

Jesse Upchurch(1)................................     2,432,303                         --                40.6%
Almedica International, Inc.(2)..................       633,700                         --                10.7

Executive Officers and Directors
--------------------------------
Edward J. Klinsport(3)...........................        10,000                         --                   *
Andrew Sycoff(3).................................        88,666                         --                 1.5
John C. Rhineberger(3)...........................        10,200                         --                   *
Kenneth W. Riley(3)..............................        14,603                         --                   *
Current directors and executive officers(3)
   as a group (4 persons)........................       108,866                         --                 1.8%
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     * Less than 1% of class.
     (1) The address of Mr. Upchurch is 500 Main Street, Fort Worth, TX 76102. Represents (a) 1,528,573 shares held directly by Mr. Upchurch, (b) 703,730 shares held directly by the Constance J. Upchurch Family Trust (the "Trust"), of which Mr. Upchurch is the executor and beneficiary, and (c) 200,000 shares issuable upon the exercise of warrants. The Trust also owns 500,000 shares of Convergence Series A-3 preferred stock.
     (2) The address of Almedica International, Inc. is 75 Commerce Drive, Allendale, NJ 07401.
     (3) Includes options or warrants exercisable within 60 days by (a) Messrs. Rhineberger and Klinsport for 10,000 shares each, (b) Mr. Sycoff for 79,000 shares, (c) Mr. Riley for 14,500 shares and (d) all current directors and executive officers as a group for 113,500 shares.


                              Certain Transactions

         A firm owned by John C. Rhineberger, a member of our Board and its Compensation and Audit Committees since May 1999, served as a consultant to Base Ten for strategic advice in connection with the disposition of its software operations. Under the consulting contract, which continued for one year through October 2001, Mr. Rhineberger received total payments of $100,000.

         Andrew Sycoff, a member of our Board and its Compensation and Audit Committees since October 2000, will receive Merger Warrants exercisable for 1,136 Warrant Shares (adjusted for the Share Combination) for introducing the Merger parties and assisting in structuring the transaction. See "Proposal 2 - Merger with Convergence -- Terms of the Merger Agreement-Board Reconstitution."

         Mr. Sycoff also assisted Convergence obtain the participation of the Constance J. Upchurch Family Trust in a convertible debt offering by Convergence in October 2001. He received a fee from Convergence in the form of 50,000 shares of its common stock for his services in connection with the transaction.

         It is the policy of our Board to structure any transactions with related parties only on terms that are no less favorable to Base Ten than could be obtained on an arm's length basis from unrelated parties.

                             Business of Convergence

         The following information has been provided by management of Convergence. Based on our due diligence review in connection with the Merger, we believe the factual statements included in this information are accurate. Any forward looking statements should be read in conjunction with our cautionary disclosures under the caption "Proposal 2 - Merger with Convergence -- Risk Factors."

Introduction

         Convergence is an e-Health company focused on providing interactive resources to assist people make healthy lifestyle decisions informed by exposure to alternative and preventative as well as traditional healthcare options. As an initial offering, Convergence has developed its web-based PHA to be deployed with large businesses and health plans for use by their employees and participants. Convergence has designed the PHA as an engaging and entertaining collection of interactive assessments, programs and multimedia content. Each PHA site offers its users a personalized view of their health and lifestyle, coupled with multidisciplinary options for understanding and addressing their health concerns. By encouraging adoption of wellness lifestyles that can increase productivity and reduce healthcare costs, Convergence believes its PHA offers tangible benefits both to sponsors and end users.

Background

         Convergence was organized as a Nevada corporation in March 2000 by Byron Gehring, Dr. Kenneth Waltzer and Glen Miller (the "Founders") to succeed by merger to the business of the Convergence Predecessor. See "Proposal 2 - Merger with Convergence -- Terms of the Merger-Board Reconstitution" and "Executive Officers" below. Building on the technology acquired from the Convergence Predecessor, Convergence developed a patent pending process called the "Medicine Engine" to provide users with interactive personalized feedback assimilated from its interdisciplinary data base compiled under the direction of Dr. Waltzer.

         Convergence was initially capitalized with $650,000 in equity contributions from the Founders and their associates. Between July 2000 and January 2002, ongoing software development, licenses and acquisitions for the components of the PHA were funded with additional equity capital, convertible debt and Founder loans aggregating $3.5 million. Major acquisitions were completed in May 2000 for the assets of MEDigy, Inc., including various software systems and content for the PHA, and in September 2000 for the assets of HealthWorldOnline, Inc., an e-commerce business focused on wellness products and content. Convergence is seeking to dispose of the HealthWorldOnline business to concentrate its limited resources on PHA development, marketing and deployment.

Business Strategy

         From inception, Convergence has developed its business plan and initial product offering on the premise that the healthcare market will increasingly be shaped by a fundamental shift away from the traditional supplier dominated model to a consumer oriented model addressing the desires of 75 million aging baby boomers for products and services that can improve their overall health and quality of life. Convergence believes this trend will force the integration of conventional medicine with complementary and alternative medicine. As healthcare consumers become more assertive in their demand for products and services that address their health concerns and meet their wellness objectives, employers will presumably take action to provide responsive solutions to their workforces. While health benefit providers historically have been slow to provide or cover new product offerings that address these goals issues, the need to meet consumer demand should ultimately affect their decision making as well.

         Convergence's purpose is to encourage lifestyle changes and adoption of preventive healthcare options that can reduce reliance on disease management and intervention. To serve that purpose, Convergence has focused on marshaling Internet and interactive multimedia technology to provide corporate employees with personalized feedback on maintaining a wellness lifestyle grounded in good nutrition, adequate exercise and the potential benefits of alternative and preventive health options. The strategy adopted by Convergence for deploying this resource is to focus on the corporate employer, since a path to wellness solutions not only benefits the individuals who choose that path but also makes good business sense for corporate sponsors. Businesses providing this type of resource to their workforce for access in the workplace can expect to improve their corporate image, boost employee morale and productivity and ultimately reduce the cost of employee healthcare benefits.

Personal Health Application

         Convergence has developed its Personal Health Application by combining in-house clinical expertise and advanced web and interactive software development with strategic acquisitions of key technologies, content and multimedia assets. The result is engaging and entertaining as well as informative. It consists of an integrated collection of interactive healthy living assessments, programs and multimedia content reflecting the convergence of conventional and alternative health options. The PHA is designed to encourage people to adopt healthier lives by providing them with a personalized view of their health and lifestyle, coupled with multidisciplinary options for understanding and addressing their health concerns.

         The PHA includes a broad range of software tools to help people improve their quality of life. They include interactive health assessments, personal health profiles, disease or symptom assessments, life area assessments, healthcare decision support tools and lifestyle and disease management programs. Many of these are actionable programs that help coach and motivate users. The PHA also provides natural health store, provider directory, diet, nutrition and fitness tools, ask the experts via e-mail, health journal, health calendar, health history and electronic health record, live newsfeed and customizable newsletter, as well as one of the largest link libraries in the e-Health market.

         Convergence believes its PHA currently gives it an early mover advantage in the fragmented healthy living and integrative health markets, primarily because conventional medicine has been the main focus within e-Health markets to date. Convergence is not aware of any comparable products now on the market that provides consumers, employers and benefit providers with wellness tools that are both integrated and interactive, with access to over 40,000 pages of integrative health content.

Business Plan

         The eHealth market reflects the public's insatiable appetite for health information. Initial entries have demonstrated, however, that the path to profitability for a consumer driven business model dependent upon advertising or e-commerce alone can be highly elusive. To avoid those pitfalls, Convergence has focused on developing core software assets that can be deployed within multiple revenue streams. The PHA was selected as an initial offering because it can be utilized in three variations of a licensing model, depending on whether the usage or subscription fees are sought from a corporate sponsor, health plan or the consumer.

Target Markets

         Initially, Convergence has concentrated its limited resources on the employee health benefit market. With million of covered lives, it represents the largest potential revenue source. In the face of escalating costs, its also represents a market that should be receptive to web based, self service applications, particularly resources like the PHA that can potentially reduce modifiable health risks, which are generally believed to account for up to 25% of healthcare expenditures. To reach this market, Convergence plans to concentrate its marketing efforts on the third party benefit providers that generally manage health plans. They include traditional health insurers, HMOs, MBHOs and employee assistance program providers. With increasing pressure to meet employers' needs for more innovative products, many of these organizations are already beginning to include integrated health services in their offerings, including web based products that can stimulate greater use of their services without increasing costs. Convergence also plans to market its PHA directly to corporations with large work forces, since they generally represent the actual purchaser of eHealth products, whether sold directly or through a health benefit intermediary.

       Land-based health centers such as hospitals, medical clinics, wellness centers, spas and health clubs also represent a potential market for web based products because they can provide additional services and value, as well as incremental revenue, at relatively low cost. There are over 5,000 hospitals in the US, about 2,000 wellness centers and spas, and over 15,000 health clubs. These land-based businesses service over 100 million people each year. Convergence expects these facilities to provide a second potential market for its PHA.

Revenue Model

         Convergence plans to provide access to PHA web sites to corporate sponsors and health benefit intermediaries under non-exclusive, multi-year licenses. License fees in this sector are expected to be based on a capitated service fee model, either "per member per month" or "per employee per month." Land-based health centers will be charged an annual license fee based on the number of patients, clients or customers who will have access to the PHA. Negotiated annual rates may also be implemented.

         Ancillary revenue streams may be available at some point for membership and affinity programs. In addition, e-commerce revenues may be derived from both direct sales of lifestyle and disease management programs and other premium services, and indirectly through commissions from sales of partners' products and services resulting from use of PHA assessments, decision support tools and programs.

Competition

         Convergence believes it currently faces a broad mix of indirect competitors that offer parts of its total service offering, with direct competitors expected to emerge with comprehensive comparable services within the next few years. Current competitors can be categorized as channel competitors and content/commerce competitors.

         Channel competitors providing corporate wellness and related programs include online corporate wellness programs that are extensions of established brands, such as Mayo Clinic's Healthquest, Johnson & Johnson's Live For Life, Staywell.com and Gordian Health Solutions. They also include online corporate wellness initiatives developed by start-up ventures such as DoHealth, MyDailyHealth, Nutrio.com, Wellmed and Wellcall. Employee assistance programs with an online or corporate presence such as Lifescape, Lifeworks, Horizon Health and American Psych Systems are also cannel competitors by attempting to move into the wellness space, since they compete for the same benefit funds. This category also includes health insurance companies that seek to provide a comprehensive range of information to support their insurance plans. They include Aetna/US Healthcare, Kaiser Permanente and Blue Cross/Blue Shield. Many of these channel competitors offer established wellness programs that will compete with Convergence for access to employees, and virtually all have substantially greater resources for implementing their programs. Convergence believes, however, that most of these competitors focus primarily on disease management and intervention. With its focus on prevention, Convergence hopes to find a means to complement and even partner with their existing offerings.

         Content/commerce competitors provide "healthy living" information or health and wellness products and merchandise. These companies will compete with Convergence for product sales, content and community development. They include e-commerce sites such as Drugstore.com, Planet Rx and More.com, e-Health pure-plays including Web/MD, Drkoop.com, Health Central and CBS HealthWatch, online communities like iVillage, Women.com and Oxygen.com, and portals to pharmaceutical companies, many of which are free. Although some of these companies could be either strategic alliance partners or even future acquisition candidates, Convergence intends to compete pending any of those developments based on the quality of its product offering, marketing efficiency, price and brand strategies. Other content/commerce competitors include FoodFit.com, eDiets, CyberDiet, Asimba and FitnessOnline, all of which tend to focus on one aspect of healthy living such as weight loss and fitness. Convergence plans to distinguish itself from this category of content/commerce sites by delivering an accessible, actionable, seamless experience that uses personalized programs to promote healthy eating and healthy lifestyle changes.

Executive Officers

         Key members of Convergence's management team are Byron Gehring, Dr. Kenneth Waltzer, Jay Handline and Glenn Miller. Biographical information about Mr. Gehring and Dr. Waltzer is provided under the caption "Merger with Convergence - Terms of the Merger -- Board Reconstitution." Biographical information about Messrs. Handline and Miller is set forth below.

         Jay Handline, age 46, is the Chief Marketing Officer of Convergence. He has more than 20 years of experience at senior management levels on both the payer and provider sides of the health services industry. Since 1995, he has been involved with various start-up ventures in developing various multiple media platforms, including cable television, Internet and telephony, prior to which he served as Chief Operational Architect and Executive Vice President of Interactive Technology Solutions at RnetHealth.com. Mr. Handline has also managed and co-founded two multi-media technology companies.

         Glenn Miller, age 45, is the Chief Technical Officer of Convergence. Prior to joining Convergence, he served as Chief Technology Officer at Strategic Resource Solutions Corp., a technology-based energy services company and a wholly owned subsidiary of the Fortune 500 utility, Carolina Power and Light. He developed its innovative core technology, a platform that enables organizations to control, navigate and monitor all facility operations through the Internet, as well as many other web based tools and services. He previously held a senior executive position at Applied Computer Technologies, where he led the effort on development of web based real-time workflow management software. In 1995 he was recognized by Microsoft Corp. as one of the top 20 developers in the world.

Financial Information

         The following tables present summary historical and pro forma financial information for Convergence as of the dates and for the periods indicated. Except as otherwise noted, the financial information presented below is derived from the audited Financial Statements of Convergence included as Exhibit A at the end of this proxy statement. This information should be read in conjunction with those Financial Statements and related Notes thereto. The pro forma information presented below for the year ended December 31, 2000 gives effect to the March 2000 merger of the Convergence Predecessor into Convergence as of January 1, 2000.

------------------------------------------------------------------------------
                              CONVERGENCEHEALTH.COM
------------------------------------------------------------------------------


                                                                                Year Ended December 31,
                                                                                -----------------------
                                                                       2001                                2000
                                                                   -------------                      -------------
STATEMENT OF OPERATIONS DATA(1)

Revenues - net..................................................   $      84,700                      $         500
                                                                   -------------                      -------------

Operating expenses
   Cost of providing services...................................              --                                400
   Salaries.....................................................         307,100                            585,700
   Professional fees............................................         736,200                            451,600
   Other general and administrative expenses....................         261,000                          2,131,700
                                                                   -------------                      -------------
     Total operating expenses...................................       1,304,000                          3,169,400

Loss from operations............................................      (1,220,700)                        (3,168,900)
                                                                   -------------                      -------------

Other income (expense)
   Interest income..............................................           6,900                             10,200
   Interest expense.............................................        (125,600)                            (4,400)
   Loss on disposal of assets...................................         (51,600)                                --
   Gain on sale of web site.....................................          30,000                                 --
                                                                   -------------                      -------------
     Total other income (expense) - net.........................        (140,400)                             5,900
                                                                   -------------                      -------------

Net loss........................................................   $  (1,361,000)                     $  (3,162,000)
                                                                   =============                      =============

Net loss per common share and equivalents:
   Basic and diluted............................................   $       (0.53)                    $        (1.29)
                                                                   =============                      =============

Weighted number of shares outstanding:
   Basic and diluted............................................       2,571,800                          2,456,700
                                                                   =============                      =============


                                                                        As of
                                                                  December 31, 2001
                                                                  -----------------
BALANCE SHEET DATA:

Working capital (deficit).......................................   $  (1,376,200)
Total assets....................................................         237,000
Total liabilities(3)............................................       1,717,700
Shareholders' deficiency........................................      (1,620,800)


     (1) Amounts are rounded to the nearest $100.
     (2) Amounts are rounded to the nearest $1,000.
     (3) Does not reflect the conversion of $1 million principal amount of Convergence secured notes onto 2,536,320 shares of its common stock in January 2002.

                             Additional Information

         We are currently subject to the informational requirements of the Exchange Act and file reports and other information with the SEC in accordance with those requirements, as they pertain to small business issuers. Our reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices. We file our periodic reports with the SEC electronically, and the SEC maintains a web site providing access to those materials at http://www.sec.gov.

                     Incorporation of Documents by Reference

         The following documents previously filed by Base Ten with the SEC under the Exchange Act are incorporated into this proxy statement by reference:


     o   Annual Report on Form 10-KSB for the year ended December 31, 2001;

     o Current Report on Form 8-K dated January 30, 2002, including a copy of the Merger Agreement dated as of January 18, 2002; and

     o Current Report on Form 8-K dated March 14, 2002, including a copy of the Merger Agreement, as amended and restated on February 11, 2002 and a copy of Amendment No. 1 to the Amended and Restated Merger Agreement.

         In addition, any subsequent documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the special meeting are incorporated herein by reference. Any statement contained in an incorporated document should be considered modified by more current information provided in this proxy statement.

                                                                       EXHIBIT A


                              CONVERGENCEHEALTH.COM
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  FINANCIAL STATEMENTS AS OF DECEMBER 31, 2001
               AND FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002



                                    CONTENTS
                                    --------




PAGE               F-1       INDEPENDENT AUDITORS' REPORT

PAGE               F-2       BALANCE SHEET AS OF DECEMBER 31, 2001

PAGE               F-3       STATEMENTS  OF OPERATIONS  FOR THE YEARS ENDED
                             DECEMBER 31, 2001 AND 2000 AND FOR THE PERIOD FROM
                             JUNE 9, 1999 (INCEPTION) TO DECEMBER 31, 2001

PAGE               F-4       STATEMENT  OF CHANGES IN  STOCKHOLDERS'  DEFICIENCY
                             FOR THE PERIOD  FROM JUNE 9, 1999 (INCEPTION) TO
                             DECEMBER 31, 2001

PAGES           F-5 - F-6    STATEMENTS  OF CASH FLOWS FOR THE YEARS ENDED
                             DECEMBER  31, 2001 AND 2000 AND FOR THE PERIOD FROM
                             JUNE 9, 1999 (INCEPTION) TO DECEMBER 31, 2001

PAGES             F-7 -
                   F-15      NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31,
                             2001

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
  ConvergenceHealth.com

We have audited the accompanying balance sheet of ConvergenceHealth.com (a development stage enterprise) as of December 31, 2001 and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and for the period from June 9, 1999 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of ConvergenceHealth.com (a development stage enterprise) as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 and for the period from June 9, 1999 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has accumulated losses of $4,524,032 since inception, a working capital deficiency of $1,376,245, a stockholders' deficiency of $1,615,859 and a negative cash flow from operations of $1,222,163. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 11. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEINBERG & COMPANY, P.A.

Los Angeles, CA
April 16, 2002

                              CONVERGENCEHEALTH.COM
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2001




                                                                ASSETS
                                                                ------
CURRENT ASSETS
 Cash and cash equivalents                                                                                             $    91,429
                                                                                                                       -----------
       Total Current Assets                                                                                                 91,429
                                                                                                                       -----------

OTHER ASSETS
 Deposits                                                                                                                    5,400
                                                                                                                       -----------
       Total Other Assets                                                                                                    5,400
                                                                                                                       -----------

TOTAL ASSETS                                                                                                           $    96,829
------------                                                                                                           ===========


                                               LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                               ----------------------------------------

CURRENT LIABILITIES
 Accounts payable                                                                                                      $   265,293
 Accrued interest and other liabilities                                                                                    173,389
 Notes payable                                                                                                             970,000
 Due to officer                                                                                                             58,992
                                                                                                                       -----------
       Total Current Liabilities                                                                                         1,467,674
                                                                                                                       -----------

LONG-TERM LIABILITIES
 Notes payable                                                                                                             250,000
                                                                                                                       -----------
       Total Long-Term Liabilities                                                                                         250,000
                                                                                                                       -----------

TOTAL LIABILITIES                                                                                                        1,717,674
                                                                                                                       -----------

STOCKHOLDERS' DEFICIENCY
 Class A-1 Preferred stock $.001 par value, 325,000 shares authorized,
  issued and outstanding                                                                                                       325
 Class A-2 Preferred stock $.001 par value, 1,375,000 shares authorized, 1,177,000 issued and outstanding                    1,177
 Class A-3 Preferred stock $.001 par value, 5,000,000 shares authorized, 800,000 issued and outstanding                        800
 Common stock $ .001 par value, 50,000,000 shares authorized,
  2,655,000 issued and outstanding                                                                                           2,655
 Additional paid-in capital                                                                                              2,898,230
 Deficit accumulated during development stage                                                                           (4,524,032)
                                                                                                                       -----------
       Total Stockholders' Deficiency                                                                                   (1,620,845)
                                                                                                                       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                                         $    96,829
----------------------------------------------




   The accompanying notes are an integral part of these financial statements.

                              CONVERGENCEHEALTH.COM
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS


                                                                                                                   For The Period
                                                                      For The Year             For The Year         June 9, 1999
                                                                         Ended                    Ended            (Inception) To
                                                                       December 31,            December 31,          December 31,
                                                                          2001                    2000                  2001
                                                                      ------------             ------------        ---------------

REVENUES - NET                                                        $    83,717               $     548          $     84,265
                                                                      -----------               ---------          ------------

OPERATING EXPENSES
 Salaries                                                                 307,102                 586,151               893,253
 Professional fees                                                        736,222                 451,633             1,187,855
 General and administrative expenses                                      261,046               2,131,651             2,392,697
                                                                      -----------               ---------             ---------
      Total Operating Expenses                                          1,304,370               3,169,435             4,473,805
                                                                      -----------               ---------             ---------

LOSS FROM OPERATIONS                                                   (1,220,653)             (3,168,887)           (4,389,540)
                                                                      -----------               ---------             ---------

OTHER INCOME (EXPENSE)
 Interest income                                                            6,894                  10,248                17,142
 Interest expense                                                        (125,635)                 (4,359)             (129,994)
 Loss on disposal of assets                                               (51,640)                   -                  (51,640)
 Gain on sale of web site                                                  30,000                    -                   30,000
                                                                      -----------               ---------             ---------
      Total Other Income-Net                                             (140,381)                  5,889              (134,492)
                                                                      -----------               ---------             ---------

NET LOSS                                                              $(1,361,034)            $(3,162,998)          $(4,524,032)
---------                                                             ===========             ===========           ===========


Net loss per common share and equivalents -
 basic and diluted                                                    $     (0.53)            $     (1.29)          $     (2.08)
                                                                      ===========             ===========           ===========

Weighted average number of shares outstanding during the period -
 basic and diluted                                                      2,571,758               2,456,723             2,172,728
                                                                      ===========             ===========           ===========


   The accompanying notes are an integral part of these financial statements.

                              CONVERGENCEHEALTH.COM
                        (A DEVELOPMENT STAGE ENTERPRISE)
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                         FOR THE PERIOD FROM JUNE 9, 1999
                        (INCEPTION) TO DECEMBER 31, 2001



                                   Preferred Stock         Preferred Stock          Preferred Stock
                                     Class A-1               Class A-2                Class A-3               Common Stock
                                  Shares      Amount     Shares       Amount       Shares      Amount     Shares        Amount
                                  ------      ------     ------       ------       ------      ------     ------        ------
Issuance of common stock           -          $  -           -        $    -           -       $    -     996,000       $   996
 for acquisition of
 Convergence Health, Inc.

Issuance of common stock
 for cash                          -             -           -             -           -            -   1,547,000         1,547

Issuance of common stock
 for conversion of note
 payable to stockholder            -             -           -             -           -            -      12,000            12

Issuance of preferred
 stock for cash              325,000           325     705,000           705           -            -           -             -

Net loss, 2000                     -             -           -             -           -            -           -             -
                             -------          ----   ---------        ------     -------         ----   ---------        ------
Balance, December 31, 2000   325,000           325     705,000           705           -            -   2,555,000         2,555

Issuance of common stock
 for cash                          -             -           -             -           -            -     100,000           100

Stock issued for services          -             -      12,000            12           -            -           -             -

Issuance of preferred
 stock for settlement of
 amounts due to officer            -             -     239,200           239           -            -           -             -

Issuances of preferred
 stock for cash                    -             -     220,800           221     800,000          800           -             -

Net loss, 2001                     -             -           -             -           -            -           -             -
                             -------          ----   ---------        ------     -------         ----   ---------        ------
BALANCE,                     325,000          $325   1,177,000        $1,177     800,000         $800   2,655,000        $2,655
  DECEMBER 31, 2001          =======          ====   =========        ======     =======         ====   =========        ======


                                                      Deficit
                                                     Accumulated
                                     Additional       During
                                       Paid-In       Development
                                       Capital          Stage         Total
                                     ----------      -----------    ---------
Issuance of common stock               $  18,044      $       -    $   19,040
 for acquisition of
 Convergence Health, Inc.

Issuance of common stock
 for cash                                      -              -         1,547

Issuance of common stock
 for conversion of note
 payable to stockholder                   14,988              -        15,000

Issuance of preferred
 stock for cash                        2,386,470              -     2,387,500

Net loss, 2000                                 -     (3,162,998)   (3,162,998)
                                      ----------    -----------   -----------
Balance, December 31, 2000             2,419,502     (3,162,998)     (739,911)

Issuance of common stock
 for cash                                      -              -           100

Stock issued for services                 29,988              -        30,000

Issuance of preferred
 stock for settlement of
 amounts due to officer                  129,761              -       130,000

Issuances of preferred
 stock for cash                          318,979              -       320,000

Net loss, 2001                                 -     (1,361,034)   (1,361,034)
                                      ----------    -----------   -----------
BALANCE,                              $2,898,230    $(4,524,032)  $(1,620,845)
  DECEMBER 31, 2001                   ==========    ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                              CONVERGENCEHEALTH.COM
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS

                                                                                                                  For The Period
                                                                                                                        From
                                                                                                                    June 9, 1999
                                                                         For The Year         For The Year         (Inception) To
                                                                        Ended December       Ended December         December 31,
                                                                           31, 2001             31, 2000                2001
                                                                        --------------       --------------        --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                               $   (1,361,034)      $   (3,162,998)       $   (4,524,032)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                 20,281               21,355                41,636
  Loss on disposal of assets                                                    51,641                 -                   51,641
  Stock issued for services                                                     30,000                 -                   30,000
 Changes in operating assets and liabilities:
  (Increase) decrease in:
    Other assets                                                                 1,500               (6,900)               (5,400)
  Increase decrease in:                                                           -
    Accounts payable and accrued expenses                                      (75,494)             340,787               265,293
    Advances from officer                                                         -                 188,992               188,992
    Other accrued liabilities                                                  110,943               66,171               177,114
                                                                        --------------       --------------        --------------
      Net Cash Used In Operating Activities                                 (1,222,163)          (2,552,593)           (3,774,756)
                                                                        --------------       --------------        --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                            (1,115)             (73,122)              (74,237)
                                                                        --------------       --------------        --------------
      Net Cash Used In Investing Activities                                     (1,115)             (73,122)              (74,237)
                                                                        --------------       --------------        --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes and loans payable                                         476,275              755,000             1,231,275
 Proceeds from issuance of preferred stock and common stock                    320,100            2,389,047             2,709,147
                                                                        --------------       --------------        --------------
      Net Cash Provided By Financing Activities                                796,375            3,144,047             3,940,422
                                                                        --------------       --------------        --------------

NET INCREASE (DECREASE) IN CASH                                               (426,903)             518,332                91,429

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                518,332                    -                     -
                                                                        --------------       --------------        --------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                       91,429              518,332        $       91,429
                                                                        ==============       ==============        ==============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for interest                                  $       14,000       $            -        $       14,000
                                                                        ==============       ==============        ==============

   The accompanying notes are an integral part of these financial statements.

                              CONVERGENCEHEALTH.COM
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:

During 2000, the Company issued 996,000 shares of common stock for the acquisition of Convergence Health, Inc. in the amount of $19,040.

During 2000, the Company issued 12,000 shares of common stock for the conversion of a note payable to a stockholder in the amount of $15,000.

During 2001, the Company issued 64,000 shares of A-2 preferred stock for the settlement of $130,000 in amounts due from officer.

During 2001, the Company sold a domain name in settlement of a $30,000 note payable.





























   The accompanying notes are an integral part of these financial statements.

                              CONVERGENCEHEALTH.COM
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (A) Organization and Description of Business

      ConvergenceHealth.com (the "Company") was formed on June 9, 1999 in the state of Nevada as Wild Wild Web Ventures and is in the development stage. The Company changed its name to ConvergenceHealth.com on February 22, 2000. Simultaneous with the name change, the Company acquired all the outstanding stock and assets of Convergence Health, Inc. ("CHI") an inactive development stage California corporation, for 996,000 shares of common stock. Subsequent to the acquisition CHI was dissolved.

      The Company is developing the production of web-enabled application software. The software is designed to provide end-users with personalized and relevant information on holistic health and alternative medicine that may be used to improve health status. This software will be licensed to health benefit providers who will make it available to workers in the corporate workplace for a monthly fee per employee. At December 31, 2001, the Company has not yet commenced material operations, and primarily all activity to date relates to formation, fundraising, product and business plan development. The Company currently receives fees from users of its website which is currently being developed.

      The Company's future operations is dependent upon its ability to raise additional working capital through the issuance of equity or debt securities, or a combination thereof in order to implement its business plan.

      (B) Use of Estimates

      In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

      (C) Cash and Cash Equivalents

      For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

      (D) Property and Equipment

      Property and equipment were stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation was provided using the straight-line method over the estimated useful lives of the assets from three to five years (See
      Note 2).

      (E) Income Taxes

      The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No. 109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (F) Stock Options

      In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123") the Company has elected to account for Stock Options issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations.

      (G) Per Share Data

      Basic net income per common share is computed based on the weighted average common shares outstanding during the year as defined by Statement of Financial Accounting Standards, No. 128, "Earnings Per Share" ("SFAS 128"). Basic and diluted net income per common share is computed based on the weighted average common shares and common stock equivalents outstanding during the year as defined by SFAS 128. Common stock equivalents have not been included in the weighted average computation since the results would be anti dilutive.

      (H) Fair Value of Financial Instruments

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

      The carrying amounts of the Company's financial instruments, including accounts payable, accrued liabilities, and notes and loans payable approximates fair value.

      (I) Website Development Expenses

      The Company follows the Emerging Issues Task Force Issue 00-2, "Accounting for Web Site Development Costs" in accounting for its website development expenses. Accordingly, costs that involve design of the web page and do not change the content are capitalized and amortized over their estimated useful life. Costs incurred in operating a web site that have no future benefits are expensed in the current period. Costs incurred in operating the web site which have a future benefit are capitalized in accordance with the AICPA's Statement of Position 98-1 and amortized over the respective future periods which are expected to benefit from the changes.

      (J) Recent Accounting Pronouncements

      The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

      Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

      SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

      Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

      The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

      (K) Concentrations of Credit Risk from Deposits in Excess of Insured
      Limits

      The Company's cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company is exposed to risk for the amounts of funds held in one bank in excess of the insurance limit. At December 31, 2001, the Company had approximately $23,200 in excess of the insurance limit. In assessing the risk, the Company's policy is to bank with high quality financial institutions.

NOTE 2 PROPERTY AND EQUIPMENT

      During 2001, the Company disposed of its fixed assets resulting in a loss of $51,640. Total depreciation expense for the years ended December 31, 2001 and 2000 was $20,281 and $21,355, respectively.

NOTE 3 INTANGIBLES

      During the year 2000 the Company purchased certain computer software, in process web-site development software, trademarks, service marks, and certain lists from various individuals operating under the "Medigy" and "Healthworld Online" names in California and North Carolina aggregating $957,610. These intangibles were expensed in 2000 because the related software had not yet reached the feasibility stage.

NOTE 4 NOTES PAYABLE

      (A) Notes Payable - Short-Term

      The following schedule reflects short-term notes payable at December 31, 2001:

      Note payable, unsecured, due in full on demand,
        bearing interest at 10% (See Note 5)                         $  40,000

      Note payable, unsecured, due in full on demand,
        bearing interest at 5%                                         180,000

      Note payable, secured by assets of the Company, due
        in full on June 30, 2002, bearing interest at 12%.
        The note is convertible to A-3 preferred stock at the
        option of the Company (See Note 10).                           750,000
                                                                     ---------
                                                                     $ 970,000
                                                                     =========

      (B) Notes Payable - Long-Term

      The following schedule reflects long-term notes payable at December 31, 2001:

      Note payable, unsecured, principal and interest
       due on September 30, 2003, bearing interest at 12%.
       The note is convertible to A-3 preferred stock at
       the option of the Company (See Notes 5 and 10).               $  125,000

      Note payable, unsecured, principal and interest
       due on September 30, 2003, bearing interest at 12%
       The note is convertible to A-3 preferred stock at the
       option of the Company (See Note 10).                             125,000
                                                                     ----------
      Total long-term notes payable                                  $  250,000
                                                                     ==========

      Required payments of principal on notes payable at December 31, 2001 are summarized as follows:

                           2002                                      $  970,000
                           2003                                         250,000
                                                                     ----------
                                                                     $1,220,000
                                                                     ==========

      The accrued interest on the notes payable at December 31, 2001 is included with accrued interest and other liabilities on the balance sheet. Interest expense for the periods ended December 31, 2001 and 2000 was $115,649 and $4,359, respectively.

NOTE 5 RELATED PARTY TRANSACTIONS

      The Company received $188,992 during the year 2000 from an officer of the Company for working capital. Such funds are non-interest bearing. The balance due to such officer at December 31, 2001 was $58,992.

      The Company is indebted to an officer of the Company for a total of $165,000 in notes payable. A note for $40,000 is due on demand and bears interest at 10% until paid. A second note for $125,000 is due on September 30, 2003 and bears interest at 12% (See Note 4).

NOTE 6 INCOME TAXES

      At December 31, 2001, the Company had net operating loss carryforwards of approximately $4,484,000 for income tax purposes, available to offset future taxable income expiring on various dates through 2021. The net operating loss created a deferred tax asset of approximately $1,525,000. This tax asset has been fully reserved through a valuation allowance due to the uncertainty of future operations generating income to realize such deferred tax asset

NOTE 7 COMMITMENTS AND CONTINGENCIES

      (A) Operating Lease Agreements

      On April 16, 2001 the Company entered into a new sublease agreement covering 3,312 square feet of office space. The sublease called for monthly payments of $1,600 and was for a term of fourteen months expiring June 30, 2002. The Company cancelled such lease in June 2001.

      (B) Consulting Agreements

      The Company entered into a consulting agreement with a consultant to provide brand development including a marketing plan. The agreement does not specify any termination date but can be cancelled by either party on 30 days notice and calls for monthly payments of $10,000.

      The Company has entered into finders fee agreements with various individuals where such individuals will find qualified investors for equity or debt financing. The agreements call for payments between 2.5% to 10% of the financing depending on the type of investor. Amounts due are payable one year after the closing of such financing between the qualified investor and the Company.

NOTE 8 STOCKHOLDERS' DEFICIENCY

      (A) Authorized Common and Preferred Stock

      The Company is authorized to issue 50,000,000 common shares at $.001 par value. At December 31, 2001 there were 2,655,000 shares outstanding.

      The Company is authorized to issue up to 25,000,000 shares of preferred stock. The Board of Directors has been given the discretion of designating the number, series and preferences assigned to the preferred stock. As of December 31, 2001, the Board of Directors has designated three types of preferred stock.

      Series A-1 Preferred

      The Company is authorized to issue 325,000 shares of Series A-1 preferred stock at $0.001 par value. At December 31, 2001 there were 325,000 shares of Series A-1 preferred stock outstanding. Preferred stock only has preference in liquidation and does not have any other rights or privileges.

      Series A-2 Preferred

      The Company is authorized to issue 1,375,000 shares of Series A-2 preferred stock at $0.001 par value. At December 31, 2001 there were 1,177,000 shares of Series A-2 preferred stock outstanding.

      Series A-3 Preferred

      The Company is authorized to issue 5,000,000 shares of Series A-3 preferred stock at $0.001 par value. At December 31, 2001 there were 800,000 shares of Series A-3 preferred stock outstanding.

      (B) Common Stock Options

      During 2001 and 2000, the Company granted stock options to certain employees and consultants. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options issued to employees and statement of Financial Accounting Standard #123 ("SFAS123") for options granted to non-employees. Options granted to both employees and non-employees did not result in a fair value greater than the exercise price and accordingly, no compensation cost was recognized for such options issued as of December 31, 2001.

      A summary of the stock options issued under the employment and consulting agreements as of December 31, 2001 is presented below:

                                                Number of     Weighted Average
                                                 Options       Exercise Price
                                                ---------     ----------------
      Stock Options
        Balance, June 9, 1999 (inception)              -                  -
        Granted                                  820,000               0.25
        Exercised                                      -                  -
        Forfeited                                                         -
                                                --------        -----------
        Balance, December 31, 2000               820,000        $      0.25
        Granted                                        -                  -
        Exercised                                      -                  -
        Forfeited                                442,000               0.25
                                               ---------        -----------
        Balance, December 31, 2001               378,000               0.26
                                               =========        ===========

      Weighted average fair value of
        options granted during the year                         $         -
                                                                ===========

      The following table summarizes information about stock options outstanding at December 31, 2001:

                                  Options Outstanding                                  Options Exercisable
           -------------------------------------------------------------------------------------------------------
                                                  Weighted
                               Number              Average         Weighted           Number           Weighted
            Range Of       Outstanding at        Remaining         Average         Exercisable         Average
            Exercise         December 31,        Contractual       Exercise         at December         Exercise
             Price              2001                Life            Price            31, 2001           Price
            ---------      ---------------       -----------       --------        ------------        ---------
                0.213-
           $    0.275            378,000          46 Months        $   0.26             378.000        $    0.26
           ==========      ===============       ===========       ========        ============        =========

      (C) Common Stock Warrants

      During 2001, the Company granted warrants to employees and consultants to purchase 490,000 and 101,852 shares of common stock at $2.50 and $0.01 per share, respectively for a period of five years.

      During 2000, the Company issued 247,500 warrants at an exercise price of $2.50 per share, of which 80,000 have been cancelled and 177,500 are outstanding as of December 31, 2001. The Company accounts for the warrants under APB 25 for employees and SFAS 123 for non-employees. Accordingly, no direct offering costs or compensation expenses were recognized as of December 31, 2001 and 2000.

NOTE 9 LEGAL PROCEEDINGS

      On May 23, 2001, Interactive Information Services, Inc. ("ITS") obtained a judgment in the General Court of Justice, Superior Court of Wake County in the amount of $85,076. This lawsuit originated from a breach of liability accrued on the acquisition of a software contract. ITS has domesticated the judgment in the state of Nevada. The liability for this judgment is included in accounts payable at December 31, 2001 and in January 2002, the judgment was paid and satisfied.

NOTE 10 SUBSEQUENT EVENTS

      On January 18, 2002, the Company entered into a merger agreement with a public company whereby the shareholders of the Company will receive approximately 73.25% of the public company class A common stock outstanding. The merger document calls for the public company to have $450,000 in cash after liquidation of current liabilities and is subject to approval by stockholders' at the 2002 annual meeting.

      The Company was obligated to certain note holders in the amount of $1,000,000 (See Notes 4(A) and (B)). Such notes had conversion features which allowed the Company to convert such notes to A-3 preferred stock upon reaching certain financial milestones. On January 31, 2002, the Company converted the notes by issuing a total of 2,536,320 shares of A-3 preferred stock.

      The Company is in the process of negotiating with various corporations for the use of the Company's web sites by such corporations. Currently the Company has contracts which are generating approximately $2,000 per month in fees.

NOTE 11 GOING CONCERN

      As reflected in the accompanying financial statements, the Company has accumulated losses of $4,524,032 since inception, a working capital deficiency of $1,376,245, a stockholders' deficiency of $1,615,859 and a negative cash flow from operations of $1,222,163. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and implement its business plan. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

      Management's plans include raising of capital through a merger and marketing its products to health care organizations. The Company is also seeking to merge with another viable company to develop its website application and market such website.

                               Form of Proxy Card


Front:


--------------------------------------------------------------------------------
                             BASE TEN SYSTEMS, INC.
          (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)
             BASE TEN SYSTEMS, INC.-Proxy for the Special Meeting of
                  Shareholders at 9:00 a.m. June __, 2002, at
                 200 Campus Drive, Morristown, New Jersey 07962

         The undersigned hereby appoints Edward J. Klinsport and Kenneth W. Riley, and each of them, with full power of substitution, as Proxies to vote the Common Stock of the undersigned at the referenced Special Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement, as follows:

         1.   SALE OF CLINICAL SOFTWARE BUSINESS:            [ ]  FOR   [ ]  ABSTAIN  [ ]  AGAINST
         2.   MERGER WITH CONVERGENCE:                       [ ]  FOR   [ ]  ABSTAIN  [ ]  AGAINST
         3.   SHARE COMBINATION:                             [ ]  FOR   [ ]  ABSTAIN  [ ]  AGAINST
         4.   NEVADA REINCORPORATION AND NAME CHANGE:        [ ]  FOR   [ ]  ABSTAIN  [ ]  AGAINST
         5.   2002 STOCK OPTION PLAN:                        [ ]  FOR   [ ]  ABSTAIN  [ ]  AGAINST

     This Proxy will be voted as specified. If no specification is made, it will be voted FOR EACH Proposal and at the discretion of the Proxies on any other business.
--------------------------------------------------------------------------------



Back:



--------------------------------------------------------------------------------
     Any Proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.
     Do you plan to attend the Meeting?          [ ]  Yes         [ ]  No

                                        Please mark, sign, date and return the
                                        Proxy Card promptly using the enclosed
                                        envelope.

                                        DATED:                           , 2002
                                              --------------------------

                                        -------------------------------------

                                        -------------------------------------

                                        (Joint owners must EACH sign. Please
                                        sign EXACTLY as your name(s) appear(s)
                                        on the card. When signing as attorney,
                                        trustee, executor, administrator,
                                        guardian or corporate officer, please
                                        give your FULL title.)